UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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MARSHALL & ILSLEY CORPORATION

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MARSHALL & ILSLEY CORPORATION

770 North Water Street

Milwaukee, Wisconsin 53202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 22, 2008

TO THE SHAREHOLDERS OF MARSHALL & ILSLEY CORPORATION:

The 2008 Annual Meeting of Shareholders of Marshall & Ilsley Corporation (the “Company”) will be held at the Pabst Theater, 144 East Wells Street, Milwaukee, Wisconsin, on Tuesday, April 22, 2008 at 10:00 a.m., local time, for the following purposes:

(1)	To elect 11 individuals to serve as directors;

(2)	To approve the Marshall & Ilsley Corporation Amended and Restated 1994 Long-Term Incentive Plan;

(3)	To ratify the appointment of Deloitte & Touche LLP to audit the financial statements of the Company for the fiscal year ending December 31, 2008;

(4)	To vote on a shareholder proposal to request the Company’s Board of Directors to initiate a process to amend the Company’s articles of incorporation to provide for majority election of directors in non-contested elections; and

(5)	To transact such other business as may properly come before the Annual Meeting, all in accordance with the accompanying Proxy Statement.

Shareholders of record at the close of business on February 26, 2008 are entitled to notice of and to vote at the Annual Meeting.

Holders of a majority of the outstanding shares must be present in person or by proxy in order for the meeting to be held. Therefore, whether or not you expect to attend the Annual Meeting in person, you are urged to vote by submitting a proxy as instructed in the Notice of Internet Availability or, as applicable, in the enclosed envelope. If you attend the meeting and wish to vote your shares personally, you may do so by revoking your proxy at any time prior to the final vote of the Annual Meeting. In addition, you may revoke your proxy at any time before it is voted by advising the Secretary of the Company in writing or by telephone of such revocation, or by voting again at a later date on the Internet or over the telephone. Only the latest Internet or telephone proxy submitted by a shareholder prior to the Annual Meeting will be voted.

If your shares are held in “street name” (through a broker, bank or other nominee), you may need to contact your broker, bank or other nominee to determine how to vote electronically using the Internet or telephonically, or what is required to vote your shares in person at the Annual Meeting.

GINA M. MCBRIDE, Vice President and Secretary

March 11, 2008

Appendix A:	Categorical Standards for Lending, Banking and Other Business Relationships Involving Marshall & Ilsley Corporation Directors	A-1

Appendix B:	Marshall & Ilsley Corporation Amended and Restated 1994 Long-Term Incentive Plan	B-1

MARSHALL & ILSLEY CORPORATION

770 North Water Street

Milwaukee, Wisconsin 53202

March 11, 2008

Proxy Statement

This document relates to the solicitation of proxies by the Board of Directors of Marshall & Ilsley Corporation (the “Company” or “M&I”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 a.m., local time, on Tuesday, April 22, 2008 at the Pabst Theater, 144 East Wells Street, Milwaukee, Wisconsin. At the Annual Meeting, the shareholders of the Company will vote on proposals (1) to elect 11 individuals to serve as directors, (2) to approve the Marshall & Ilsley Corporation Amended and Restated 1994 Long-Term Incentive Plan, (3) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2008, and (4) to vote on a shareholder proposal to request the Company’s Board of Directors to initiate a process to amend the Company’s articles of incorporation to provide for majority election of directors in non-contested elections.

Under new rules adopted by the Securities and Exchange Commission, the Company is making this Proxy Statement and the Company’s Annual Report to Shareholders available on the Internet instead of mailing a printed copy of these materials to each shareholder. Shareholders who received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail will not receive a printed copy of these materials other than as described below. Instead, the Notice contains instructions as to how shareholders may access and review all of the important information contained in the materials on the Internet, including how shareholders may submit proxies by telephone or over the Internet.

If you received the Notice by mail and would prefer to receive a printed copy of the Company’s proxy materials, please follow the instructions for requesting printed copies included in the Notice.

The expense of this solicitation will be borne by the Company. No solicitation other than by mail and via the Internet is contemplated, except that officers or employees of the Company or its subsidiaries may solicit the return of proxies from certain shareholders by telephone. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of approximately $6,500, plus administrative costs and any reasonable out-of-pocket disbursements. The Notice was sent to the Company’s shareholders commencing on or about March 11, 2008.

Each shareholder of record at the close of business on February 26, 2008 will be entitled to one vote for each share of common stock registered in such shareholder’s name. The Company has one class of capital stock outstanding: its $1.00 par value common stock (the “Common Stock”). As of February 26, 2008, the Company had 258,912,593 shares of Common Stock outstanding. The presence, in person or by proxy, of the holders of a majority of the shares of the Common Stock outstanding on the record date is required for a quorum with respect to the matters on which action is to be taken at the Annual Meeting.

Shareholders may revoke or change their proxies at any time before the final vote at the Annual Meeting by advising the Secretary of the Company in writing or by telephone of such revocation, or by voting again at a later date on the Internet or over the telephone. Only the latest Internet or telephone proxy submitted by a shareholder prior to the Annual Meeting will be counted.

The Company has instituted the Dividend Reinvestment and Cash Investment Plan (the “Reinvestment Plan”) administered by Continental Stock Transfer & Trust Company, as Trustee. Under the provisions of the Reinvestment Plan, shares of Common Stock are acquired and held in nominee name by Continental Stock Transfer & Trust Company for participating shareholders. Shares so held have been separately designated on the proxy voting materials and will be voted at the Annual Meeting in the same manner in which the participant votes those shares registered in his or her own name.

If you are a participant in the 2000 Employee Stock Purchase Plan or the M&I Retirement Program, shares held in your account have been separately designated on your proxy voting materials and will be voted at the Annual Meeting in the same manner in which you vote those shares registered in your name. Plan shares not voted by participants will be voted by the plan administrator or trustee in accordance with the terms of the respective plan.

Unless otherwise directed, all proxies will be voted FOR the election of each of the individuals nominated to serve as a director, FOR approval of the Marshall & Ilsley Corporation Amended and Restated 1994 Long-Term Incentive Plan, FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors, and AGAINST the shareholder proposal to request the Company’s Board of Directors to initiate a process to amend the Company’s articles of incorporation to provide for majority election of directors in non-contested elections. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners to vote shares as to a particular matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining a quorum.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: This Proxy Statement and the Company’s Annual Report to Shareholders are available for review on the Internet. Instructions on how to access and review the materials on the Internet can be found on the Notice or, as applicable, on the accompanying proxy card.

Explanatory Note

Prior to November 1, 2007, Marshall & Ilsley Corporation consisted of two reportable business segments: Banking and Data Services (or Metavante). On November 1, 2007, Marshall & Ilsley Corporation separated the Banking and Data Services businesses into two separate publicly-traded companies: “new” Marshall & Ilsley Corporation and Metavante Technologies, Inc. (formerly known as Metavante Corporation and referred to in this Proxy Statement as “Metavante”). This event and the related transactions are referred to in this Proxy Statement as the “Separation.” The company known as Marshall & Ilsley Corporation prior to November 1, 2007 became a wholly-owned subsidiary of new Marshall & Ilsley Corporation (the ultimate parent company of the Banking business) and was converted into a limited liability company named M&I LLC. Where applicable, the company formerly known as Marshall & Ilsley Corporation and now known as M&I LLC is referred to in this Proxy Statement as “Old M&I.” Also on November 1, 2007, the company that is now the ultimate parent company of the Banking business changed its name to Marshall & Ilsley Corporation.

Unless otherwise noted, when describing employment history, compensation and other matters in this Proxy Statement, Marshall & Ilsley Corporation is treated as the successor to Old M&I. When used in this Proxy Statement, the terms “Company” and “M&I” refer to both Marshall & Ilsley Corporation since November 1, 2007 and Old M&I prior to November 1, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists as of January 31, 2008 (unless otherwise indicated) information regarding the beneficial ownership of shares of Common Stock by each current director, each nominee for director, each named executive officer of the Company, each person believed by the Company to be a beneficial owner of more than 5% of the Common Stock, and all current directors and executive officers of the Company as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Marshall & Ilsley Corporation 770 North Water Street Milwaukee, WI 53202	16,230,976	(2)	6.1%
Malcolm M. Aslin	148,519	(3)	*
Andrew N. Baur	97,741	(4)	*
Jon F. Chait	75,392	(5)	*
John W. Daniels, Jr.	25,564	(6)	*
Mark F. Furlong	867,646	(7)	*
Ted D. Kellner	405,906	(8)	*
Kenneth C. Krei	213,796	(9)	*
Dennis J. Kuester	2,307,104	(10)	*
David J. Lubar	41,058	(11)	*
Katharine C. Lyall	63,326	(12)	*
John A. Mellowes	50,167	(13)	*
San W. Orr, Jr.	1,028,825	(14)	*
Thomas J. O’Neill	500,674	(15)	*
Robert J. O’Toole	49,707	(16)	*
Peter M. Platten, III	306,826	(17)	*
John S. Shiely	65,166	(18)	*
Gregory A. Smith	70,714	(19)	*
Debra S. Waller	27,230	(20)	*
George E. Wardeberg	78,256	(21)	*
James B. Wigdale	1,898,327	(22)	*

All current directors and executive officers of the Company as a group (34 persons) own 10,937,894 shares of Common Stock or 4.1% of the total Common Stock outstanding. (23)

*less than 1%

(1)	Except as indicated below, all shares shown in the table are owned with sole voting and investment power. Includes options transferred to the employee’s immediate family or trust or partnership for the benefit thereof.

(2)	This information is based on Amendment No. 27 to Schedule 13G filed on February 14, 2008. All such shares are owned by wholly-owned subsidiaries of the Company as trustee or in other fiduciary capacities. The subsidiaries are Marshall & Ilsley Trust Company National Association (“M&I Trust Company”) and M&I Investment Management Corp. Of these shares, one or more of the subsidiaries has sole voting power as to 4,867,999 shares, shared voting power as to 11,245,674 shares, sole dispositive power as to 4,863,670 shares and shared dispositive power as to 11,367,306 shares. The amount and percentage of shares beneficially owned, and the amount of shares to which M&I Trust Company has shared voting or investment power, include 9,733,466 shares held by M&I Trust Company as to which the Company and M&I Trust Company disclaim beneficial ownership.

(3)

Includes 13,362 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2008, 225 shares held by Mr. Aslin’s family as to which he disclaims beneficial ownership and

1,841 shares held in the Company’s deferred compensation plan for directors. Of the shares of common stock beneficially owned by Mr. Aslin, 117,828 shares are pledged as security.

(4)	Includes 20,043 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2008 and 1,939 shares in the Company’s deferred compensation plan for directors. Does not include 350,000 shares which are held in a family limited liability company of which Mr. Baur is a member but over which Mr. Baur has no voting or investment power.

(5)	Includes 36,745 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2008 and 38,647 shares held in the Company’s deferred compensation plan for directors.

(6)	Includes 20,043 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2008 and 5,002 shares held under the Company’s deferred compensation plan for directors.

(7)	Includes 749,644 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2008, 615 shares held in the M&I Retirement Program and 117,387 shares held under the Company’s deferred compensation plan for executives.

(8)	Includes 45,096 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2008. Includes 49,998 shares held in trust for which Mr. Kellner exercises shared voting power, 127,200 shares as to which Mr. Kellner exercises sole voting power and 10,170 shares held under the Company’s deferred compensation plan for directors. Of the shares of Common Stock beneficially owned by Mr. Kellner, 50,000 shares are pledged as security.

(9)	Includes 185,063 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2008 and 372 shares held in the M&I Retirement Program.

(10)	Includes 1,857,740 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2008, 8,735 shares held in a donor-advised charitable foundation, 811 shares held in the M&I Retirement Program, and 112,344 shares held under the Company’s deferred compensation plan for executives.

(11)	Includes 6,681 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2008, 1,252 shares held under the Company’s deferred compensation plan for directors, 10,000 shares held by Mr. Lubar’s family trust and 15,000 held in a general partnership in which Mr. Lubar exercises shared voting power.

(12)	Includes 60,129 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2008 and 1,197 shares held under the Company’s deferred compensation plan for directors.

(13)	Includes 40,086 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2008, 1,200 shares held in trust as to which he disclaims beneficial ownership, and 6,881 shares held under the Company’s deferred compensation plan for directors.

(14)	Includes 66,810 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2008, 869,315 shares held by trusts for which Mr. Orr exercises shared voting and investment power and as to which Mr. Orr disclaims beneficial ownership, and 37,002 shares held under the Company’s deferred compensation plan for directors.

(15)	Includes 440,056 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2008, 5,738 shares held in the M&I Retirement Program, and 49,831 shares held under the Company’s deferred compensation plan for executives.

(16)	Represents 40,086 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2008 and 9,621 shares held under the Company’s deferred compensation plan for directors.

(17)	Includes 60,129 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2008, 69,959 shares held by Mr. Platten’s family as to which he disclaims beneficial ownership, 62,751 shares held in the M&I Retirement Program and 1,147 held under the Company’s deferred compensation plan for directors. Of the shares of Common Stock beneficially owned by Mr. Platten, 70,986 shares are pledged as security.

(18)	Includes 60,129 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2008 and 1,038 shares held under the Company’s deferred compensation plan for directors.

(19)	Includes 40,086 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2008 and 29,329 shares held under the Company’s deferred compensation plan for executives.

(20)	Represents 26,724 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2008 and 506 shares held under the Company’s deferred compensation plan for directors.

(21)	Represents 60,129 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2008 and 18,127 shares held under the Company’s deferred compensation plan for directors.

(22)	Includes 1,487,196 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2008, 860 shares held under the Company’s deferred compensation plan for directors and 171,921 shares held by Mr. Wigdale’s family as to which he disclaims beneficial ownership.

(23)	Includes 7,386,798 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2008, 135,230 shares held in the Company’s deferred compensation plan for directors, 516,120 shares held in the Company’s deferred compensation plan for executives, 104,540 shares held in the M&I Retirement Program and 71,342 shares of restricted stock as to which the holders exercise sole voting power.

In addition to the ownership of Company Common Stock described above, as of February 1, 2008, each of Messrs. Baur, Krei, Kuester, Orr, Shiely, Smith and Wigdale beneficially owns a total of 28 shares of Series A Adjustable Rate Preferred Stock (the “Preferred Stock”) of M&I Zion Investment II Corporation and M&I Marshall & Ilsley Investment II Corporation, two of the Company’s subsidiaries formed as real estate investment trusts (the “M&I REIT Subsidiaries”). Mr. Kuester’s wife also owns a total of 28 shares of Preferred Stock of the M&I REIT Subsidiaries. Mr. Kuester disclaims beneficial ownership of these shares. Each such person owns less than 1% of the outstanding Preferred Stock of each of the M&I REIT Subsidiaries. All current directors and executive officers as a group beneficially own a total of 420 shares of Preferred Stock of the M&I REIT Subsidiaries, representing 1.4% of the Preferred Stock of each subsidiary. In addition, each of Messrs. Baur and Furlong beneficially owns three shares of preferred stock of SWB Investment II Corporation, which is also a subsidiary of the Company formed as a real estate investment trust. All current directors and executive officers as a group beneficially own a total of 12 shares of preferred stock of SWB Investment II Corporation, representing 1.3% of the preferred stock of such company.

PROPOSAL 1. ELECTION OF DIRECTORS

Prior to the Company’s 2007 Annual Meeting of Shareholders, the Company’s Restated Articles of Incorporation divided the Company’s Board into three classes of directors with staggered terms of three years each. At the 2007 Annual Meeting, the Company’s shareholders adopted a Company proposal to amend the Company’s Restated Articles of Incorporation to declassify the Board of Directors. As a result, the individuals elected at the Annual Meeting will serve for one year terms expiring at the 2009 Annual Meeting and, with respect to each director, until his or her successor is elected and qualified.

The term of each incumbent director listed below under “Nominees Standing for Election” expires at the 2008 Annual Meeting. Malcolm M. Aslin, whose term expires at the Annual Meeting, is not standing for re-election. The Company would like to express its thanks to Mr. Aslin for his service as a director. In accordance with the phase-out of the classified Board, the directors listed below under “Continuing Directors” will serve the final year of their three-year term, which will expire at the 2009 Annual Meeting. The descriptions in this section provide certain information about each of the nominees for election as a director as well as each of the Company’s continuing directors.

Vote Required

Directors are elected by a plurality of the votes cast by holders of the Common Stock entitled to vote at a meeting at which a quorum is present. In other words, the 11 nominees who receive the largest number of votes will be elected as directors. Any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no legal effect in the election of directors.

In accordance with the Company’s Corporate Governance Guidelines, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to promptly tender his or her resignation offer to the Chairman of the Board. The Nominating Committee will promptly consider the tendered resignation offer and recommend to the Board whether to accept or reject it. The Board will act on the Nominating Committee’s recommendation no later than 90 days following the tender of the director’s resignation offer, and will disclose its decision (providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation offer) within four business days following such decision. This description of the Corporate Governance Guidelines provision regarding director elections is qualified in its entirety by the full text of the Corporate Governance Guidelines, which are available on the Company’s web site at www.micorp.com.

Any votes attempted to be cast “against” a candidate are not given legal effect and are not counted as votes cast in an election of directors.

The Board of Directors recommends a vote FOR the election of each of the individuals nominated to serve as a director.

NOMINEES STANDING FOR ELECTION

Name and Age (as of March 1, 2008)	Principal Occupation and Directorships

Andrew N. Baur Age 63	Chairman of the Board of Southwest Bank, an M&I Bank (formerly known as Southwest Bank of St. Louis), a wholly-owned subsidiary of the Company, since October 2002; Chairman of the Board and Chief Executive Officer of Mississippi Valley Bancshares, Inc., a bank holding company, and its subsidiary, Southwest Bank of St. Louis, from 1984 to September 2002. Also a director of Bakers Footwear Group, Inc., Wausau Paper Corp., Orgill, Inc., a provider of wholesale distribution and retail services to the home improvement industry, and St. Louis Cardinals, L.P. A Director since October 2002.

Jon F. Chait Age 57	Chairman of the Board and Chief Executive Officer of Hudson Highland Group, Inc., a global provider of professional staffing, retained executive search and human capital solutions, since October 2002; Chairman of Spring Group, plc, a provider of workforce management solutions, May 2000 through June 2002 and Chief Executive Officer from May 2000 to March 2002; Chairman and Chief Executive Officer of Magenta.com, a developer of web-enabled human resource solutions, 1998 to 2000; Executive Vice President, Secretary and Director, August 1991 to July 1998, Managing Director-International Operations, 1995 to July 1998, Chief Financial Officer, August 1993 to July 1998, Manpower Inc. and Executive Vice President, September 1989 to July 1998, Manpower International Inc., a provider of temporary employment services. Also a director of Krueger International, Inc., a manufacturer of office furniture. A Director since 1990.

John W. Daniels, Jr. Age 59	Chairman since September 2007 and Partner since 1981, Quarles & Brady, L.L.P., a law firm. Chairman of the Board of North Milwaukee State Bank, 1997 to April 2005. National President, American College of Real Estate Lawyers. Also a director of V&J Foods, Inc. (and affiliates controlled by V&J Foods, Inc.), Metropolitan Milwaukee Association of Commerce, Greater Milwaukee Foundation, NISH Institute for Leadership, Performance and Development, Wisconsin United for Health Foundation, Inc., Greater Milwaukee Committee and Ralph Evinrude Foundation. A Director since April 2005.

Dennis J. Kuester Age 65	Chairman of the Board since January 2005, Chief Executive Officer from January 2002 to April 2007, and President of the Company from 1987 to 2005; Chairman of the Board and Chief Executive Officer from October 2001 to April 2007, President from 1989 to October 2001 and Director since 1989, M&I Marshall & Ilsley Bank; Chairman of the Board and Director, Metavante Technologies, Inc. Also a director of the Federal Reserve Bank of Chicago, Modine Manufacturing Company, Wausau Paper Corp., Krueger International, Inc., a manufacturer of office furniture, Super Steel Products Corp., YMCA of Metropolitan Milwaukee, Froedtert Hospital, Medical College of Wisconsin and the Lynde and Harry Bradley Foundation and Chairman of the Board of Christian Stewardship Foundation. A Director since February 1994.

Name and Age (as of March 1, 2008)	Principal Occupation and Directorships

David J. Lubar Age 53	President of Lubar & Co. Incorporated, a private equity investment firm, since 1992. Also a director of The Northwestern Mutual Life Insurance Company, Greater Milwaukee Foundation, Milwaukee Jewish Federation, Jewish Community Foundation, UWM Foundation, UWM Real Estate Foundation, University School of Milwaukee, Wisconsin Policy Research Institute, Metropolitan Milwaukee Association of Commerce, and Froedtert & Community Health. A Director since April 2007.

John A. Mellowes Age 69	Chairman and Chief Executive Officer since 1980 of Charter Manufacturing Company, Inc., a producer of bar, rod, wire and wire parts for the auto industry and other industries. Also a director of Grede Foundries, Inc., Twin Disc, Inc., YMCA of Metropolitan Milwaukee and Junior Achievement of Wisconsin, Inc., and a member of the Board of Regents of the Milwaukee School of Engineering. A Director since April 2002.
Robert J. O’Toole Age 67	Retired; Chairman of the Board and Chief Executive Officer from April 1992 to December 2005 and President and Chief Executive Officer from 1989 to 1992, and President and Chief Operating Officer from 1986 to 1989, A.O. Smith Corporation, a manufacturer of electric motors and water systems technologies. Also a director of A.O. Smith Corporation, a diversified manufacturer, Briggs & Stratton Corporation, a manufacturer of gasoline engines for outdoor power equipment, and Factory Mutual Insurance Company. A Director since April 2002.

San W. Orr, Jr. Age 66	Chairman of the Board and director of Wausau Paper Corp.; Attorney, Estates of A.P. Woodson & Family. Also a director and President of the Woodson YMCA Foundation and Nancy Woodson Spire Foundation, Inc., director of the Lynde and Harry Bradley Foundation and Chairman Emeritus of the University of Wisconsin Foundation. A Director since July 1994.

Name and Age (as of March 1, 2008)	Principal Occupation and Directorships

John S. Shiely Age 55	Chairman of the Board since January 2003, President and Chief Executive Officer since 2001, President and Chief Operating Officer from 1994 to 2001, Executive Vice President-Administration from 1991 to 1994, Briggs & Stratton Corporation, a manufacturer of gasoline engines for outdoor power equipment. Also a director of Quad/Graphics Inc., Cleveland Rock and Roll, Inc. (corporate board of the Rock and Roll Hall of Fame and Museum) and The Scotts Miracle-Gro Company; Chairman of the Board of Children’s Hospital and Health System, Inc. and the Board of Trustees of the Medical College of Wisconsin. A Director since April 1999.
Debra S. Waller Age 51	Chairman of the Board and Chief Executive Officer of Jockey International, Inc., an undergarment manufacturer, since January 2001, formerly Vice Chairman of the Board from February 2000 to January 2001, Assistant to the President from 1995 to January 2001 and Executive Vice President from 1995 to 2000. Also a director of Church Mutual Insurance Company and Dave Thomas Foundation for Adoption, a trustee of Carthage College, and a member of the Yale Center for Faith and Culture Advisory Board. A Director since April 2004.

George E. Wardeberg Age 72	Retired; Vice Chairman of the Board, Wisconsin Energy Corporation, a holding company with subsidiaries in utility and non-utility businesses, from April 2000 to May 2002; Chairman of the Board and Chief Executive Officer from 1997 to 2000, President and Chief Executive Officer from 1994 to 1997, WICOR, Inc., a holding company with subsidiaries in energy services and pump manufacturing. Also a director of Benz Oil, Inc. A Director since April 1999.

CONTINUING DIRECTORS (Terms expiring April 2009)

Name and Age (as of March 1, 2008)	Principal Occupation and Directorships

Mark F. Furlong Age 50	Chief Executive Officer since April 2007, President since April 2005, Executive Vice President from January 2002 to April 2005, Senior Vice President from April 2001 to January 2002, and Chief Financial Officer from April 2006 to June 2006 and April 2001 to October 2004; Director and President since July 2004, and Chief Executive Officer since April 2007 of M&I Marshall & Ilsley Bank; Director, Vice President and Treasurer of M&I Capital Markets Group, L.L.C. and M&I Ventures L.L.C.; Director of Marshall & Ilsley Trust Company National Association, M&I Bank Mayville, M&I Equipment Finance Company, and Milease, LLC; Senior Vice President of Southwest Bank, an M&I Bank (formerly known as Southwest Bank of St. Louis). Also a director of Kforce Inc., a professional staffing firm, and Wisconsin Manufacturers & Commerce. A Director since April 2006.

Ted D. Kellner Age 61	Chairman and Chief Executive Officer of Fiduciary Management, Inc., an investment management firm, since 1980. Also a director of Metavante Technologies, Inc., American Family Mutual Insurance Company and Kelben Foundation, Inc. A Director since April 2000.

Katharine C. Lyall Age 66	Retired; President of the University of Wisconsin System from 1992 to September 2004. Also a director of Carnegie Foundation for the Advancement of Teaching, United Way of Dane County (Wisconsin), Council for Aid to Education and Wisconsin Public Television. A Director since December 1997.

Peter M. Platten, III Age 68	Retired; Vice Chairman of the Board of the Company from May 1994 to May 1997; Former President and Chief Executive Officer, January 1989 to May 1994, Valley Bancorporation, a bank holding company; Director since 1980 and Corporate Secretary since May 1985 of Green Bay Packers, Inc. A Director since May 1994.

Name and Age (as of March 1, 2008)	Principal Occupation and Directorships

James B. Wigdale Age 71	Retired; Chairman of the Board of the Company from December 1992 to December 2004, Chief Executive Officer of the Company from October 1992 to December 2001, Vice Chairman of the Board of the Company from December 1988 to December 1992; Chairman of the Board, January 1989 to October 2001, Chief Executive Officer, September 1987 to October 2001, and Director since 1981 of M&I Marshall & Ilsley Bank. Also a director of Mason Wells, Inc., Green Bay Packaging Inc. and Sentry Insurance. A Director since 1988.

CORPORATE GOVERNANCE MATTERS

Board of Directors

The Board of Directors has determined that as of February 21, 2008, 10 of 17 (59%) of the directors of M&I were independent under the listing standards of the New York Stock Exchange (the “NYSE Standards”) and the categorical independence standards adopted by the Board. The independent directors as of the date of this Proxy Statement are: Ms. Lyall, Ms. Waller and Messrs. Chait, Daniels, Mellowes, Orr, O’Toole, Platten, Shiely and Wardeberg. Messrs. Bruce E. Jacobs and Edward L. Meyer, Jr., whose terms expired at the 2007 Annual Meeting, were independent under the NYSE Standards. The categorical independence standards adopted by the Board relate to banking and other business relationships with M&I and are attached to this Proxy Statement as Appendix A and available on M&I’s web site described below.

The non-management directors of M&I have two regularly scheduled executive sessions per year and hold additional executive sessions as requested. The Board of Directors, based upon the review and recommendation of the Nominating Committee, has appointed Mr. Platten to preside at the executive sessions of the non-management directors. Parties who wish to communicate directly with Mr. Platten or with the non-management directors as a group may direct written communications to the presiding director at:

Mr. Peter M. Platten, III

c/o Secretary

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, Wisconsin 53202

The Secretary of the Company will forward all communications to Mr. Platten unless otherwise instructed by the non-management directors.

The Board of Directors of the Company has the following standing committees: Compensation and Human Resources, Audit, Nominating, Retirement Investment and Risk Management. The Board of Directors has adopted written charters for all of its standing committees. The charters for the Compensation and Human Resources, Audit, and Nominating Committees are available on the Company’s web site described below.

Directors are expected to attend each regular and special meeting of the Board and of each Board committee on which the director serves. Directors are also expected to attend the Annual Meeting of Shareholders. Although the Company’s By-laws authorize members of the Board and Board committees to participate in and act at a meeting through the use of telephonic or other communication equipment, the personal attendance of directors at such meetings is preferred. The Board of Directors held ten meetings and took action by unanimous written consent twice in 2007. Each incumbent director attended at least 75% of the meetings of the Board and Board committees on which such director served. All of the Company’s current directors attended last year’s Annual Meeting.

Corporate Governance Documents

Certain documents relating to corporate governance matters are available on the Company’s web site at www.micorp.com. These documents include, among others, the following:

•	Charter for the Audit Committee of the Board of Directors;

•	Charter for the Compensation and Human Resources Committee of the Board of Directors;

•	Charter for the Nominating Committee of the Board of Directors;

•	Categorical Standards for Lending, Banking and Other Business Relationships Involving the Company’s Directors;

•	Corporate Governance Guidelines; and

•	Code of Business Conduct and Ethics.

Shareholders also may obtain a copy of any of these documents free of charge by calling the M&I Shareholder Information Line at 1-800-642-2657. Information contained on any of M&I’s web sites is not deemed to be a part of this Proxy Statement.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee (the “Compensation Committee”) is appointed to discharge the Board’s responsibilities relating to the compensation of the Company’s executive officers. The Compensation Committee is responsible for, among others things, reviewing performance criteria used in establishing appropriate compensation, retention, incentive compensation, severance and benefit policies and programs applicable to the executive officers of the Corporation. The Compensation Committee charter also requires that the Compensation Committee annually review and approve corporate goals and objectives for purposes of determining the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of such goals and objectives, and set the Chief Executive Officer’s compensation level based on this evaluation.

The Compensation Committee is also charged with periodically reviewing and approving or making recommendations to the Board with respect to the adoption of or material changes in employee benefit and compensation plans. In addition, the Compensation Committee must periodically review and approve, for the Chief Executive Officer and the other named executive officers: annual base salary levels; annual incentive opportunity levels; long-term incentive opportunity levels; employment, severance and change-in-control agreements; material perquisites or other in-kind benefits; and any other special or supplemental benefits, in each case, when and if appropriate.

Other duties of the Compensation Committee pursuant to its charter include reviewing and recommending to the Board all persons to be elected as Chairman, Chief Executive Officer, President, and Chief Financial Officer of the Company; periodically reviewing the succession plan for the Chief Executive Officer; and reviewing director fees and retainers on a periodic basis and recommending any changes to the Board.

Individuals who are not members of the Compensation Committee may attend Compensation Committee meetings only at the invitation of the Compensation Committee Chair. During 2007, the Company’s Chairman, Chief Executive Officer and Senior Vice President of Human Resources were invited to attend Compensation Committee meetings, although they were excused from the meetings as appropriate. The named executive officers provide recommendations to the Compensation Committee with respect to the compensation of executive officers who report to them. These recommendations are considered, adjusted as necessary and approved by the Compensation Committee.

The Compensation Committee may delegate to its Chairperson such power and authority as it deems appropriate, except as prohibited by law. The Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive compensation and to approve the consultant’s fees and other retention terms. The Compensation Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. In accordance with the authority provided under its charter, the Compensation Committee retains the services of Hewitt Associates LLC (“Hewitt Associates”), a compensation consultant, to provide analyses and advice on various matters relating to the compensation of the Company’s executive officers and directors.

The current members of the Compensation Committee are Messrs. Wardeberg (Chairman), O’Toole and Shiely, all of whom are independent under the NYSE Standards. The Compensation Committee held seven meetings and took action by unanimous written consent twice in 2007. Additional information relating to the Compensation Committee may be found under the heading “Executive Compensation—Compensation Discussion and Analysis” in this Proxy Statement.

Audit Committee

The Audit Committee is a separately-designated standing committee of the Board of Directors as defined by Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee has responsibility for, among other things, (a) appointing or replacing the Company’s independent auditors, (b) overseeing the work of the independent auditors (including resolution of any disagreements between management and the auditors regarding financial reporting), (c) reviewing the independent auditors’ performance, qualifications and independence, (d) approving all auditing and permitted non-auditing services to be performed by the independent auditors with limited exceptions, (e) reviewing the Company’s financial statements, internal audit function and system of internal controls, (f) overseeing compliance by the Company with legal and regulatory requirements and with the Company’s Code of Business Conduct and Ethics, and (g) producing the report required by federal securities regulations for inclusion in the Company’s Proxy Statement. The current members of the Audit Committee are Messrs. Orr (Chairman), O’Toole and Ms. Lyall, all of whom are independent under the NYSE Standards. The Board has determined that Mr. Orr is an “audit committee financial expert” and “independent” as defined under applicable Securities and Exchange Commission rules. The Audit Committee held 16 meetings in 2007, including six meetings at which Mr. Orr accepted communications from the Company’s independent auditors on behalf of the Audit Committee.

Nominating Committee

The Nominating Committee is responsible for (a) identifying new candidates who are qualified to serve as directors of the Company, (b) recommending to the Board of Directors the candidates for election to the Board and for appointment to the Board’s committees, (c) considering any nominations for director submitted by shareholders, (d) developing, and recommending to the Board, and thereafter periodically reviewing, the Corporate Governance Guidelines and principles applicable to the Company, and (e) monitoring and advising the Board on corporate governance matters and practices. The members of the Nominating Committee are Messrs. Platten (Chairman), Chait and Daniels, all of whom are independent under the NYSE Standards. The Nominating Committee held three meetings and took action by unanimous written consent once in 2007.

The Nominating Committee will consider candidates nominated by shareholders in accordance with the procedures set forth in the Company’s By-laws. Under the Company’s By-laws, nominations other than those made by the Board of Directors or the Nominating Committee, must be made pursuant to timely notice in proper written form to the Secretary of the Company. To be timely, a shareholder’s request to nominate a person for election to the Board, together with the written consent of such person to serve as a director, must be received by the Secretary of the Company not less than 90 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination.

Under the Company’s By-laws, no person is eligible to be elected a director at a meeting of shareholders held on or after the date he or she attains the age of 72, although the Board, at its discretion, may waive the age limitation or establish a greater age from time to time. In connection with the 2007 Annual Meeting proposal to amend the Company’s Restated Articles of Incorporation to declassify the Board of Directors, the Board adopted, subject to approval by the Company’s shareholders of the declassification proposal, a waiver of the age limitation on directors such that directors in office on the date of the 2007 Annual Meeting will continue to be eligible to be elected a director for any year in which such directors would have been eligible to serve had the Board remained classified.

In addition, the Nominating Committee has adopted guidelines for evaluating and selecting candidates for election to the Board of Directors. Under these guidelines, each director should:

•	be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•	be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	possess substantial and significant experience which would be of value of the Company in the performance of the duties of a director; and

•	have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director.

The Nominating Committee will evaluate eligible shareholder-nominated candidates for election to the Board of Directors in accordance with the selection guidelines. The full text of the guidelines can be found in the Nominating Committee’s charter, which is available on the Company’s web site described above.

Retirement Investment Committee

The Retirement Investment Committee is responsible for reviewing the activities of and decisions made by the trustees of, and the investment managers for, the Company’s Retirement Program. The members of the Retirement Investment Committee are Messrs. Kellner (Chairman), Baur, Chait and Mellowes. The Retirement Investment Committee held six meetings and took action by unanimous written consent once in 2007.

Risk Management Committee

The Risk Management Committee is responsible for assisting the Board in fulfilling its oversight responsibilities with respect to the risks inherent in the businesses of the Company and its subsidiaries and the control processes relating to such risks. The current members of the Risk Management Committee are Messrs. Daniels (Chairman), Lubar and Wigdale and Ms. Waller. The Risk Management Committee held five meetings in 2007.

LOANS AND OTHER TRANSACTIONS WITH THE COMPANY

Under its written charter, the Audit Committee is responsible for reviewing and approving all related party transactions that are material to the financial statements or that otherwise require disclosure to the Company’s shareholders, other than related party transactions that are approved by the full Board or by another committee of the Board. The Audit Committee is not responsible for approving transactions within the scope of Regulation O under the Federal Reserve Act.

Customers of the bank subsidiaries of the Company include nominees, directors and officers of the Company and their associates. Since January 1, 2007, such persons and firms have been indebted to the Company’s bank subsidiaries for loans made in the ordinary course of business. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features. In addition to loans, bank subsidiaries of the Company provide other banking services in the ordinary course of business to directors and executive officers and their associates.

From time to time, directors and executive officers of the Company and their associates may sell shares of their Common Stock to the Company pursuant to the Company’s stock repurchase program. The purchase price for any such sales is the prevailing market price at the time of such sale.

On December 15, 2004, the Company entered into a consulting agreement with Mr. Wigdale. Under the consulting agreement, Mr. Wigdale agreed to consult with the executive officers and Board of Directors of the Company and its affiliates with respect to such matters as may be reasonably requested by the Company, and to continue to foster and maintain relationships with area businesses and community-based organizations on the Company’s behalf. The consulting agreement will remain in effect for as long as Mr. Wigdale continues to serve on the Board of Directors, unless it is sooner terminated by the mutual written consent of the parties or by Mr. Wigdale’s disability such that he is unable to perform his duties. Mr. Wigdale will not receive any cash remuneration under the consulting agreement. As compensation for the services described above, Mr. Wigdale will receive reimbursement for all reasonable travel and other expenses incurred in the performance of his duties under the consulting agreement; continued access to the Company’s facilities and services, with secretarial services and office space sufficient for Mr. Wigdale to perform his duties; a company car; access to the company aircraft for company business use or personal use subject, in the case of personal use, to an annual maximum of $30,000 of incremental cost to the Company, net of any reimbursement by Mr. Wigdale; club dues; and financial planning services. The maximum annual benefit provided by the Company on behalf of Mr. Wigdale is limited to $50,000, after which Mr. Wigdale must reimburse the Company for the excess amount.

Prior to the Separation, Mr. Wigdale, who is a retired employee of the Company, held options to purchase Old M&I common stock received in connection with such employment. However, because he was retired from employment with the Company, he was not eligible to participate in the incremental option awards relating to the Separation (as described under “Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation—Incremental Awards Relating to the Separation” in this Proxy Statement) with respect to these options. As a result, on October 31, 2007, Mr. Wigdale instead received an incremental cash payment of $466,512 in connection with the Separation.

In connection with the Company’s merger with Mississippi Valley Bancshares, Inc. on October 1, 2002, Mr. Baur entered into an employment agreement with M&I Marshall & Ilsley Bank (“M&I Bank”) under which Mr. Baur was employed until December 31, 2004. Under this agreement, Mr. Baur is entitled to certain benefits, including the right to participate in M&I’s benefit and qualified retirement plans, the use of a car, and the payment of club dues until he reaches the age of 65 in 2009. Mr. Baur also will be provided with office space until December 31, 2009 and health insurance coverage until he reaches the age of 65 and, thereafter, he will be entitled to participate in M&I’s Medicare supplemental insurance plan. Mr. Baur is also entitled under the agreement to receive payments of $2,000 per month until he reaches the age of 65.

On December 15, 2004, Southwest Bank of St. Louis (a subsidiary of the Company that is now known as Southwest Bank, an M&I Bank) (“Southwest Bank”), entered into a consulting agreement with Mr. Baur under which, beginning on January 1, 2005, Mr. Baur agreed to consult with the executive officers and Board of Directors of Southwest Bank and its affiliates with respect to such matters as may reasonably be requested by Southwest Bank or its affiliates. As compensation for his services under the consulting agreement, Southwest Bank paid Mr. Baur a consulting fee equal to $10,000 per month, in addition to the $2,000 monthly payment payable to Mr. Baur during the term of the consulting agreement in accordance with the post-employment obligations of the employment agreement described above. Southwest Bank also paid or reimbursed Mr. Baur for all reasonable travel and other expenses incurred by Mr. Baur in performance of his duties under the consulting agreement, and provided Mr. Baur with a company car. In November 2007, Mr. Baur and the Company agreed to end the consulting agreement effective December 31, 2007. Mr. Baur will continue in his roles as a director of the Company and Chairman of the Board of Southwest Bank. Mr. Baur will continue to be entitled to the benefits and compensation provided for in his employment agreement as discussed above and he will continue to be entitled to reimbursement for all reasonable travel and other expenses, including a Company-owned vehicle, incurred by him in connection with his continuing roles with the Company and Southwest Bank, but he is no longer entitled to the other compensation and benefits provided in the consulting agreement.

Effective April 1, 2006, Gold Banc Corporation, Inc. (“Gold Banc”) merged with the Company. In connection with this merger, in March 2006, Mr. Aslin, who had been Chief Executive Officer of Gold Banc, entered into a consulting agreement with M&I Bank. The term of Mr. Aslin’s consulting agreement began on the date of the merger and will continue until the earlier of (1) termination of the agreement by Mr. Aslin or M&I Bank with 90 days’ notice or (2) Mr. Aslin’s death or disability. Mr. Aslin’s duties under the consulting agreement include continuing to cultivate both business development and expansion opportunities for the Company and its subsidiaries in certain designated markets. As compensation for such services, Mr. Aslin is paid a consulting fee of $10,000 per month. In addition, he and his spouse receive subsidized health insurance coverage to the same extent as full-time Company employees, and his membership dues for country clubs in Kansas and Florida and two luncheon clubs in Kansas City are paid by M&I Bank during the term of the consulting agreement. Mr. Aslin also agreed to covenants regarding confidentiality, non-competition and non-solicitation of customers and employees for the term of the consulting agreement. The Company has notified Mr. Aslin that the consulting agreement will be terminated as of May 31, 2008.

On December 21, 2006, the Company entered into a transition and consulting agreement with Mr. Kuester relating to Mr. Kuester’s retirement as Chief Executive Officer on April 24, 2007. Under the transition and consulting agreement, Mr. Kuester continued to serve as Chairman of the Board and received salary at his then-current rate, and continued participation in other compensation and benefit programs until his retirement as an employee of the Company on January 1, 2008. Upon his retirement, Mr. Kuester became fully vested in any outstanding restricted shares or restricted share units that were not otherwise vested in accordance with their normal terms. The transition and consulting agreement further provides that Mr. Kuester will consult with the executive officers and the Board of Directors of the Company and its affiliates with respect to such matters as may be reasonably requested by the Company. In addition to his duties as Chairman of the Board, Mr. Kuester will maintain continued involvement with area businesses on the Company’s behalf, assist the Company with business development and retention, and participate in selected charitable organizations. The transition and consulting agreement will remain in effect for as long as Mr. Kuester continues to serve on the Board of Directors, unless it is sooner terminated by mutual written consent of the parties or by Mr. Kuester’s death or disability such that he is unable to perform his duties.

Under the transition and consulting agreement, beginning January 1, 2008, Mr. Kuester has received and will continue to receive $20,833.33 per month for each full or partial month during which he serves as non-executive Chairman of the Board. Also during this period, Mr. Kuester will receive reimbursement for all reasonable travel and other expenses incurred in the performance of his duties under the transition and consulting agreement; continued access to the Company’s facilities and services, with secretarial services and office space sufficient for Mr. Kuester to perform his duties; a company car; access to Company aircraft, at Company expense, limited to direct business use and an annual maximum of 40 hours of personal use, after which Mr. Kuester must reimburse the Company for the excess amount; club dues; and financial planning services. As compensation for the consulting services to be provided by Mr. Kuester while he remains on the Company’s Board but is no longer Chairman of the Board, Mr. Kuester will receive the same benefits as described above, except that his personal use of Company aircraft will be subject to an annual maximum of $50,000 in value, and the maximum annual benefit provided by the Company on behalf of Mr. Kuester for his personal expenses will be limited to $100,000. Mr. Kuester will be required to reimburse the Company for amounts in excess of these limits.

A son of each of Messrs. Baur and Wigdale was employed by the Company or its subsidiaries and each received compensation and benefits that exceeded $120,000 in 2007. Neither of these employees was an executive officer of the Company. The compensation and benefits received by each were established by the Company in accordance with its employment and compensation practices applicable to employees holding comparable positions. Messrs. Baur and Wigdale are not among the directors who have been determined by the Board of Directors to be independent under the NYSE Standards and the categorical independence standards adopted by the Board. In addition, during 2007, the Company retained Quarles & Brady, L.L.P., a law firm of which Mr. Daniels is Chairman and a Partner, to provide certain legal services to the Company and its subsidiaries.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy, Policies and Objectives

The Company believes that a strong management team comprised of the most talented individuals in key positions is critical to the profitability of the Company. The Company’s executive compensation program is an important tool for attracting, retaining and motivating such individuals. Therefore, it is vital that the Company’s named executive officers receive an aggregate compensation package that is both competitive with the compensation received by similarly-situated executive officers at peer group companies, and also reflective of each individual named executive officer’s contributions to the success of the Company on both a long-term and short-term basis. The objectives of the Company’s compensation program, as discussed below, are designed to execute this philosophy.

The Company’s executive compensation program is designed with two main objectives:

•	to offer a competitive total compensation value that will allow the Company to continue to attract, retain and motivate highly talented individuals to fill key positions; and

•	to align a significant portion of each executive’s total compensation with the annual and long-term performance of the Company and the interests of the Company’s shareholders.

With these objectives serving as a foundation, the Company, through the Compensation Committee, seeks to reward leadership, innovation and entrepreneurship among its executive officers—qualities that are assessed in each executive in light of both the historical financial performance of the Company and the executive’s role in ensuring the future financial success of the Company. These objectives are reflected in the charter of the Compensation Committee, which, among other things, directs the Compensation Committee to consider such factors as the Corporation’s performance and relative shareholder return, and the value of similar incentive grants or awards to chief executive officers at similar companies in determining the Chief Executive Officer’s compensation.

Administration and Process

The Company’s executive compensation program is administered by the Compensation Committee. The Compensation Committee does not use formulaic or mechanical procedures in determining compensation amounts or allocation of specific elements of compensation, or in determining types of awards to be granted. Rather, the Compensation Committee establishes base salary and target performance levels based on a number of factors that are designed to further the Company’s executive compensation objectives, to be competitive with the compensation received by similarly-situated executive officers at peer group companies and to reflect the conditions of the markets in which the Company operates and the relative financial performance of peer group companies (as discussed below). For certain executive officers, the financial performance of the business unit or division for which the executive has responsibility may receive a proportionately larger consideration by the Compensation Committee.

In establishing base salary and target performance levels as described above, the Compensation Committee receives input from its compensation consultant, Hewitt Associates. The Compensation Committee instructs Hewitt Associates to provide a compilation of raw data with respect to selected executive positions at peer group companies, including base salary and annual and long-term incentive award data. Hewitt Associates is also instructed to assist the Compensation Committee in ensuring that the Compensation Committee’s actions are consistent with the Company’s business needs, compensation philosophy and prevailing market practices, and in making compensation decisions that represent the long-term interests of the Company’s shareholders. The role of Hewitt Associates as it relates to each element of named executive officer compensation is described in further detail below.

The Compensation Committee regularly reviews the overall compensation of the Company’s named executive officers. In 2007, Hewitt Associates presented a report to the Compensation Committee comparing the Company’s performance, size and executive compensation levels to those of peer group companies and met with the

Compensation Committee to review the base salaries, annual bonuses, total cash compensation, long-term compensation and total compensation of the Company’s senior executive officers relative to the peer group companies. The performance comparison presented to the Compensation Committee each year includes a comparison of the Company’s total shareholder return, earnings per share growth, return on tangible equity and return on assets to the peer group companies on one-, three- and five-year bases. For the purpose of this performance comparison, “total shareholder return” is a measure of the total return percentage change over the relevant period on a one dollar investment in the relevant company’s common stock at the beginning of the period, assuming all dividends are reinvested on the applicable ex-dividend date. “Return on tangible equity” is defined as net income, adjusted for tax-affected amortization of intangibles, as a percentage of average tangible equity. “Return on assets” is defined as net income as a percentage of average assets.

Overall compensation is not directly benchmarked against the peer group companies. The purpose of this comparison is to provide a context for the Compensation Committee of the performance of the Company relative to the performance of the peer group companies as it reviews and makes determinations regarding named executive officer compensation levels. The Compensation Committee reviews this information along with tally sheets that provide information about all of the components of each named executive officer’s compensation. The Compensation Committee uses the information provided by the tally sheets in combination with the performance comparison to ensure that levels of each component of each named executive officer’s compensation are in keeping with the Company’s compensation philosophy and objectives.

Additional information concerning the Compensation Committee may be found in the “Corporate Governance Matters” section of this Proxy Statement.

Peer Group

As more fully described in this section, one of the factors considered by the Compensation Committee in determining named executive officer compensation is the relative performance of and the compensation of executives in peer group companies. The peer group is comprised of a subset of the companies included in the Keefe, Bruyette & Woods 50 Bank Index (the “KBW 50 Index”) that provide relevant comparative information based on the similarity of the nature and scope of their businesses and the size of their asset holdings to those of the Company. The composition of the peer group is reviewed annually and companies are added or removed from the group as circumstances warrant so that the group continues to provide a relevant comparison. For 2007, the peer group companies were:

•	Associated Banc-Corp.;

•	BB&T Corporation;

•	Colonial Bancgroup Inc.;

•	Comerica Incorporated;

•	Commerce Bancorp, Inc.;

•	Compass Bancshares Inc.;

•	Fifth Third Bancorp;

•	First Horizon National Corporation;

•	Huntington Bancshares Inc.;

•	KeyCorp;

•	Northern Trust Corporation;

•	PNC Financial Services Group, Inc.;

•	Synovus Financial Corp.; and

•	Zions Bancorporation.

Elements of Executive Compensation

The compensation package for the Company’s senior executives has both objective (performance-based) and subjective elements. Based on its review of each named executive officer’s total compensation opportunities and performance, and the performance of the Company, the Compensation Committee allocates compensation among the elements in the manner that it considers to be most likely to achieve the objectives of the Company’s executive compensation program. The specific elements, which include base salary, annual incentive compensation and long-term compensation, are described below.

Base Salary

Each of the Company’s named executive officers receives a base salary. For 2007, the named executive officers’ base salaries were determined by the Compensation Committee based on a combination of two factors. The first factor is the Compensation Committee’s evaluation of the salaries paid to executives with similar responsibilities at peer group bank holding companies. The second factor is the Compensation Committee’s evaluation of the executive’s unique role, job performance and other circumstances. The Compensation Committee evaluates the marketplace salary data to help ensure that the base salaries of the Company’s named executive officers are within competitive practice relative to the base salaries of named executive officers in the peer group bank holding companies. Likewise, based on its evaluation of a named executive officer’s unique role, job performance and other circumstances, the Compensation Committee may determine that the named executive officer’s base salary should be adjusted to reflect that information. For example, if, in the view of the Compensation Committee, a named executive officer of the Company has greater or lesser responsibilities than his or her counterparts at the peer group companies, the Compensation Committee would consider that information in deciding the level at which to establish that named executive officer’s base salary relative to the peer group companies. With respect to Mr. Furlong, the Compensation Committee also considered Mr. Furlong’s promotion to Chief Executive Officer of the Company, and the additional responsibilities that his new position entails.

Based on its review of these factors, the Compensation Committee determined to increase each of the named executive officers’ base salaries in 2007 in order to maintain the Company’s competitive total compensation position in the marketplace. More specific information regarding each named executive officer’s base salary is provided under “Executive Compensation—Summary Compensation Table” in this Proxy Statement.

Annual Incentive Compensation

The Company’s Annual Executive Incentive Plan is intended to establish a direct correlation between the annual incentives awarded to the participants and the financial performance of the Company or its divisions or subsidiaries. This purpose is in keeping with the Company’s compensation program objective of aligning a significant portion of each executive’s total compensation with the annual performance of the Company and the interests of the Company’s shareholders.

The Annual Executive Incentive Plan provides for annual cash incentives to the participants, which include all of the Company’s named executive officers, based upon one or more objective financial performance criteria selected by the Compensation Committee. The Compensation Committee may select criteria from among earnings per share, earnings, return on average equity, return on average assets or revenue. Performance criteria may be used singularly or in combination, as determined by the Compensation Committee, to measure the performance of the Company or the applicable subsidiary or division or for the purpose of determining whether, and to what extent, an award will be payable under the respective annual incentive plan for the performance year. The Compensation Committee bases its selection of performance goals on the Company’s overall goals and performance budget for the year in order to align the goals of the named executive officers and other plan participants with the goals of the Company. As such, the Compensation Committee may select different performance criteria from year to year. For 2007, the performance criterion under the Annual Executive Incentive Plan was the Company’s earnings per share.

Awards under the Annual Executive Incentive Plan are based on a percentage of each participant’s base salary and are paid out at specified levels if the performance goals set by the Compensation Committee are met for that year. Each January, the Compensation Committee evaluates the participants’ cash incentive opportunities under the plans and establishes target performance levels based on a number of factors, including the Company’s performance, the conditions of the markets in which the Company operates, the earnings performance of peer group companies, and annual cash incentive amounts provided by the peer group companies. For 2007, the target performance levels were also based on the Company’s performance budget in order to reflect the Company’s outlook and align the goals of the named executive officers with the goals of the Company. The target levels are intended to reward superior performance relative to peer group companies, taking into consideration the market conditions and industry trends that affect the Company. The Company’s performance results have exceeded the target levels under the Annual Executive Incentive Plan in four of the last five years. As discussed below, the threshold performance level was not attained in 2007. Because the targets are based on the Company’s performance budget, the targets are intended to be reasonably attainable given a maximum effort on the part of the Company’s named executive officers in consideration of conditions and trends.

Based on the considerations described above, for the 2007 Annual Executive Incentive Plan performance criterion, the Compensation Committee approved a matrix of “threshold,” “plan” and “maximum” performance levels and a potential award amount for each named executive officer at each level, expressed as a percentage of each named executive officer’s base salary.

The performance criterion under the Annual Executive Incentive Plan for 2007 was earnings per share. The 2007 target performance range and actual performance achievement were as follows:

	Target Performance Range			Achievement
Performance Criterion	Threshold	Target	Maximum
Earnings Per Share	$3.10	$3.28	$3.58	$2.50	(1)

(1)	As determined by the Compensation Committee as described below.

On a GAAP (generally accepted accounting principles) basis, the Company reported earnings per share of $4.34, which would have resulted in the maximum payment under the Annual Executive Incentive Plan. The Compensation Committee adjusted the GAAP results to exclude the impact of certain unusual events that occurred in 2007, including the gain realized upon the consummation of the Separation. This resulted in adjusted earnings per share of $2.50, which is below the threshold amount for payouts under the Annual Executive Incentive Plan.

The adjustments that the Compensation Committee determined to make to GAAP earnings per share which resulted in earnings per share results being below the threshold level were primarily negative adjustments, the most significant of which was the exclusion of the gain recognized in connection with the Separation. While the Compensation Committee deemed it appropriate to exclude this gain from the calculation of earnings per share under the Annual Executive Incentive Plan, the Compensation Committee also recognized the efforts of Company management in accomplishing this transaction and the resulting benefits to the Company. The Compensation Committee noted that the contribution of capital to the Company of $1.665 billion in connection with the Separation has provided the Company with a strong capital position relative to its peers at a time when having a strong capital position is essential for stability and financial flexibility, including with respect to stock repurchases and maintaining dividend payments at historical levels. As a result, the Compensation Committee determined to award discretionary incentives, but decided that the level of incentive payments made to the participants should be below the percentage that would have been earned had the Company attained threshold performance under the Annual Executive Incentive Plan.

Additional information regarding the Company’s annual incentive compensation is provided under “Executive Compensation—Grants of Plan-Based Awards in Fiscal 2007 ” in this Proxy Statement.

Long-Term Compensation

Long-term compensation is an area of particular emphasis in the Company’s executive compensation program, because the Company believes that these incentives foster the long-term perspective necessary for the continued success of the Company. This emphasis is consistent with the Company’s compensation program objective of aligning a significant portion of each executive’s total compensation with the long-term performance of the Company and the interests of the Company’s shareholders. The Company intends to continue this emphasis on long-term awards.

In arriving at long-term award levels, the Compensation Committee uses information provided by Hewitt Associates to compare the total value of each named executive officer’s long-term award package to those provided by peer group companies for similar positions. This comparison is intended to provide a context of prevailing market practices, rather than a benchmark against which the Company’s long-term award packages are to be measured. The Compensation Committee also determines the allocation of long-term awards to each long-term compensation component, including awards under the Company’s Equity Incentive Plan and Long-Term Incentive Plans. The types of awards available under these plans and the Compensation Committee’s approach to allocating among them are described below.

The Compensation Committee has chosen to use three forms of long-term awards: stock options, restricted stock and long-term incentive units. In determining the allocation of the long-term awards to the named executive officers from among these forms of awards, the Compensation Committee has determined to place the greatest emphasis on stock options. There are several reasons for this determination. First, stock options directly align the value of the benefit to the named executive officers with shareholder interests, since executives recognize a value only if and to the extent that the value of the Company’s Common Stock increases. In addition, stock options are the most prevalent form of award among the Company’s peers. Finally, the term of stock options is the longest among the various forms of long-term awards, providing an incentive for the named executive officers to create long-term shareholder value.

With regard to allocation of other forms of awards, the Compensation Committee has generally determined to place comparable emphasis on each of restricted stock and long-term incentive units. Each of these forms of award has characteristics that further the objectives of the Company’s executive compensation program. Restricted stock represents an award of full-value shares and vests over a period of five years. While the value of shares of restricted stock varies based upon the performance of the Company’s Common Stock, the primary objectives of this form are to attract and retain the highly-talented individuals to whom the awards are given. Long-term incentive units represent share equivalents of the Company’s Common Stock. Because long-term incentive units are earned only to the extent certain performance criteria are achieved, they provide a direct correlation of the resulting payments, if any, to the long-term performance of the Company.

As stated above, the Compensation Committee does not use formulaic or mechanical procedures to determine compensation amounts or allocation of specific elements of compensation, including long-term incentive awards. The process of determining award amounts generally begins with the compensation committee’s review of prior-year award levels. In the discretion of the Compensation Committee, award levels are adjusted from time to time to reflect changes in the circumstances of the named executive officers, the Company or the market as a whole. For example, if the market value of the Company’s Common Stock has changed over time such that, in the view of the Compensation Committee, the total value of a named executive officer’s long-term awards relative to his or her total compensation no longer fulfills the Company’s compensation philosophy and objectives, the Compensation Committee may make appropriate adjustments to that named executive officer’s long-term award levels. Similarly, if a named executive officer’s responsibilities change such that a particular type of award becomes disproportionately large or small relative to similarly situated individuals at the Company, the Compensation Committee may adjust the amount of that type of award paid to that named executive officer.

Stock Options. Stock options represent a right to purchase a specified number of shares of Common Stock at a purchase price of not less than 100% of the fair market value (defined as the closing price) of the Common Stock on the date the option is granted. The Compensation Committee determines the number of options to grant based on its analysis of awards by peer group companies, in keeping with the Company’s objective of offering a competitive total compensation value. Except in the case of specified corporate events such as stock splits or reclassifications of shares, the purchase price for Common Stock subject to options may not be reduced without the consent of the Company’s shareholders.

Prior to 2002, stock options were granted on the date of the Compensation Committee meeting at which they were approved. Since 2002, the Company’s practice has been to approve stock option awards in October of each year to be granted on a date certain that is after the date of approval and after the Company releases its third quarter earnings information. The Compensation Committee may also grant stock options and, as described below, restricted shares, throughout the year in connection with new hires or special executive retention situations, such as promotions. The Compensation Committee has not made any retroactive grants of stock options.

In connection with the Separation, each option to purchase Old M&I common stock outstanding on the date of the Separation was converted into an option to purchase Company Common Stock. The Old M&I options were converted based on a formula that was intended to retain, following the Separation, the aggregate spread and the ratio of exercise price to the share value on the options as the option holders had immediately prior to the Separation. In other words, the adjustment was intended to maintain the intrinsic value of the options. Additional information regarding the conversion of options in connection with the Separation may be found in the narrative following the “Grants of Plan-Based Awards” table in the “Executive Compensation” section of this proxy statement.

Restricted Stock or Restricted Stock Unit Awards. A restricted stock or restricted stock unit award is an award of stock, or in the case of a restricted stock unit, a bookkeeping entry granting a participant the right to a share of Common Stock in the future, for some or no monetary consideration, as the Compensation Committee may specify.

Long-Term Incentive Awards. Under the Company’s Amended and Restated 1994 Long-Term Incentive Plan (the “LTIP”), the Compensation Committee may award units representing share equivalents of the Company’s Common Stock to participants in the plan, including the Company’s named executive officers. In January of each year, the Compensation Committee approves the performance criteria and payout multiples under the LTIP with respect to the performance period determined by the Compensation Committee—typically the three-year performance period commencing in January of each year. The measures among which the Compensation Committee may choose in establishing performance criteria are one or more of earnings per share, earnings, net income, revenues, return on average assets, return on average equity, total shareholder return or cost control of the Company and/or one or more of its subsidiaries or divisions. No payments of awards are made under the LTIP until the Compensation Committee determines that the performance targets to which the awards are subject has been met. The Compensation Committee has the discretion to reduce or to eliminate entirely any award if it determines that it is in the best interests of the Company to do so. The specific performance criteria with respect to each performance period and the weight given to each of such criteria are based on a pre-determined compound annual growth rate of earnings per share and a target performance ranking for total shareholder return relative to the peer group.

For the three-year performance period ended December 31, 2007, as in past years, a payout multiple was applied to the units awarded to each participant based on the Company’s performance in relation to two equally weighted performance criteria, which represent (a) the total return of the Company’s Common Stock for the three-year period when compared with the total return for the stocks of the companies that compose the KBW 50 Index and (b) the Company’s cumulative earnings per share for the three-year period. The Company’s performance in relation to the performance criteria is calculated independently, thereby allowing a participant to receive a payout under one of the criterion but not under the other. For each criterion, the threshold payout multiple is 12.5% and the maximum is 137.5%, resulting in a combined maximum of 275%. No payout is made under a criterion for performance below threshold. The resulting payout multiple is applied to the units awarded and units awarded to the participant in lieu of the payment of dividends. The Company will satisfy any payout obligations under the LTIP in an amount of cash equal to the fair market value of the number of shares represented by the units.

Long-term performance levels for growth in earnings per share are intended to reflect strong earnings performance relative to the peer group companies, and target performance levels for total shareholder return are established at median performance relative to the companies in the KBW 50 Index. As shown below, actual performance levels exceeded the threshold level for the three-year performance period ended December 31, 2007.

The following table presents information relating to the performance criteria, performance and target incentives for the three-year performance period ended December 31, 2007:

		Target Performance Range
Performance Criterion	Weight	Threshold	Target	Exceed	Maximum	Achievement		Payout %
Total Shareholder Return (percentile rank)	50%	25th	50th	75th	95th	55th		59.3%
Cumulative Earnings Per Share ($)	50%	$8.87	$9.68	$10.34	$10.83	$9.24	(1)	29.6%

(1)	As determined by the Compensation Committee as described below.

The earnings per share target amounts set forth above include adjustments approved by the Compensation Committee to take into account the impact of the Separation on the Company’s operating results. The target adjustments were intended to maintain the relationship of the performance targets to the compound annual growth rate of earnings per share or earnings that was contemplated when the Compensation Committee originally approved the targets prior to the beginning of the three-year performance period.

In addition, in 2008, the Compensation Committee made adjustments specified by the originally-adopted performance criterion and further discretionary adjustments, as the Compensation Committee deemed appropriate, to the Company’s earnings per share performance for the three-year performance period ended December 31, 2007. These adjustments related to, among other things, the Separation and several other unusual events that occurred during 2007, and were intended to result in an earnings per share measure that more accurately reflects the “normalized” operating performance of the Company absent these circumstances. The adjustments to the Company’s earnings per share were as follows:

	2007	2006	2005	Three-Year Performance Period (sum of 2005-2007)
Reported Earnings Per Share	$4.34	$3.17	$3.10	$10.61
Adjustments:
Gain recognized from the Separation (net of costs)	(1.88)	—	—	(1.88)
Gain on the sale of the Tulsa, OK branches	(0.06)	—	—	(0.06)
Contribution to M&I Foundation, Inc.	0.06	—	—	0.06
Charge for retirement of Puttable Reset Securities (“PURS”)	0.18	—	—	0.18
Dilutive impact of acquisitions	0.03	0.05	0.02	0.10
Metavante change in accounting method	0.02	—	—	0.02
Stock option expense	0.07	0.09	—	0.16
Change in derivative accounting	—	0.05	—	0.05

Incentive Plan Earnings Per Share (as adjusted)	$2.76	$3.36	$3.12	$9.24

The adjusted earnings per share amount determined above differs from the amount determined for the Annual Executive Incentive Plan ($2.50) because of differences in the adjustments to GAAP results. The primary differences relate to the exclusion of the charge for the December 2007 retirement of the PURS issued by M&I Bank. These securities were retired in order to reduce the future long-term financing costs of the Company, and as such, the Compensation Committee deemed it appropriate to exclude this charge for purposes of arriving at an earnings per share achievement level. In this regard, the Compensation Committee’s intention was to provide an incentive for management to continue to take actions that are in the long-term best interests of the Company. In addition, the stock option expense adjustment was already factored into the performance targets approved for the Annual Executive Incentive Plan, so it was unnecessary to make this adjustment to the results for the Annual Executive Incentive Plan.

As of December 31, 2007, there were two ongoing performance periods under the LTIP: the three-year performance period ending December 31, 2008 and the three-year performance period ending December 31, 2009. As with the three-year performance period ended December 31, 2007, the potential payout multiples for each of these ongoing performance period were originally established based on the Company’s performance in relation to the same two performance criteria, equally weighted, as described above in connection with the performance period ended December 31, 2007. The cumulative earnings per share performance goals under the LTIP for these periods were established by applying certain compound annual growth rates to the earnings of the Company, as adjusted, for the relevant base year, which is the year prior to the inception of each performance period.

Following the Separation, the earnings of Metavante are no longer included in the earnings per share of the Company. For the years ended December 31, 2005 and December 31, 2006, Metavante’s earnings represented 17% and 20% respectively, of the Company’s consolidated earnings per share. Because the Separation occurred during the ongoing performance periods ending December 31, 2008 and December 31, 2009, and because the performance goals and weighting with respect to the earnings per share criterion under the LTIP were established prior to the Separation, the Compensation Committee determined it was necessary to make either an adjustment to the performance goals or a change in the relative weighting of the earnings per share performance criterion, or a combination of both, to properly reflect the impact of the separation of Metavante from the Company.

To address the impact of the Separation on base year performance used for establishing the earnings per share goals, the Compensation Committee adjusted the base year earnings per share levels for the calendar years ending December 31, 2005 and December 31, 2006 to subtract the earnings attributable to Metavante during those periods. As a result of these base year adjustments, the cumulative earnings performance goals for the ongoing performance periods reflect the performance of the Company without the Metavante component. In addition, the Compensation Committee recognized the need to address the impact of the Separation on the anticipated future earnings growth rates of the Company, since these growth rates were also a factor in determining the cumulative earnings per share performance goals under the LTIP. In this regard, the Compensation Committee considered the fact that Metavante’s earnings have historically grown at a faster rate than the remainder of the Company. The Compensation Committee also considered the market challenges currently facing companies in the financial industry, and the potential impact on earnings growth rates for the Company and its peers. After considering these factors, the Compensation Committee determined to change the weighting of the total shareholder return and cumulative earnings per share criteria for the performance periods ending December 31, 2008 and December 31, 2009 by placing a greater emphasis on the total shareholder return criterion, rather than to adjust the earnings per share growth rate. The weighting for these periods was changed from being equally weighted between the two criteria to being 75% weighted on total shareholder return and 25% weighted on cumulative earnings per share. With this change in place, and based on the Company’s performance to date for the current three-year performance period and management’s current expectations relative to the accomplishment of performance objectives, the Company believes it is likely that the Company’s earnings per share performance will be below threshold level and total shareholder return performance will attain threshold level for the three-year performance period ended December 31, 2008.

Additional information regarding the Company’s long-term incentive compensation may be found in the “Grants of Plan-Based Awards” table in the “Executive Compensation” section of this Proxy Statement.

Incremental Awards Relating to the Separation

In connection with the transactions relating to the Separation, stock options held by Company employees and directors who continued as employees and directors of the Company after the Separation were converted to options to purchase Company Common Stock. These options were converted based on a formula intended to retain, following the Separation, the aggregate spread and the ratio of exercise price to the share value on the options as the option holders had immediately prior to the transaction. While this conversion formula preserved the option holder’s position following the Separation, it did not recognize the impact of certain ongoing factors projected to result from the Separation. These factors, and their anticipated impact on the valuation of the options under the Black-Scholes model, were identified and analyzed by Hewitt Associates and presented to the Compensation Committee. One factor was that the Common Stock, without the Metavante component, was projected to have lower volatility than the Old M&I common stock. This decrease in the volatility of a company’s stock results in a lower option valuation under the Black-Scholes model. A second factor was that the Company Common Stock is projected to have a higher dividend yield than Old M&I common stock had. An increase in the dividend yield also results in a lower option valuation under the Black-Scholes model.

After consideration of the analysis prepared by Hewitt Associates and other factors deemed relevant by the Compensation Committee, and in keeping with the Company’s objectives of retaining key personnel in critical positions and continuing to align a significant portion of each executive’s total compensation with the performance of the Company, the Compensation Committee determined to provide an incremental equity award to certain ongoing employees and directors of the Company as described below.

Each participant in the LTIP who remained an employee of the Company (other than Mr. Kuester), as well as each director of the Company (other than Mr. Kellner), received an incremental equity award in the form of restricted stock. Other participants in Company’s Equity Incentive Plan received options to acquire Company Common Stock. The incremental award was determined for each individual based on the number of vested and unvested options held by such individual, taking into consideration the remaining term of the options. The incremental awards were immediately vested based on the option holder’s proportion of vested options to their total outstanding options. To the extent the outstanding Old M&I options were unvested, the incremental awards have an ongoing vesting schedule. To the extent immediately vested restricted shares were granted, as was the case for each of the named executive officers (other than Mr. Kuester, as described below), the awards have a three year deferred release period and are subject to non-compete provisions. Unvested restricted share awards will vest one-third in each of the last three years of a five-year vesting period beginning on the date of grant.

Messrs. Kuester and Kellner became directors of Metavante following the closing of the Separation and continue as directors of the Company. As such, their options were converted to options to purchase both Company Common Stock and Metavante common stock, and they did not receive incremental awards.

Other Benefits and Perquisites

The Company’s executive officers participate in the health and dental coverage, life insurance, paid vacation and holiday and other programs that are generally available to all of the Company’s employees.

The perquisites provided to each of the named executive officers are regularly reviewed by the Compensation Committee. These perquisites include payment of club dues, personal financial planning and tax preparation services, personal use of Company cars and, with respect to the Chairman and the Chief Executive Officer, personal use of Company aircraft limited to 40 flight hours per year. The Company values perquisites at their incremental cost to the Company in accordance with SEC regulations, and the named executive officers are allowed to reimburse the Company for perquisites at their incremental cost to the Company to the extent that limitations on personal use are exceeded. Incremental cost does not necessarily reflect the total cost of a perquisite. Executive officers’ spouses and immediate family members may accompany them on Company aircraft using unoccupied space on flights that were already scheduled, and the Company recognizes no incremental cost in connection with such use.

The Company believes that the benefits and perquisites it provides to its named executive officers are within competitive practice and customary for executives in key positions at comparable companies. These benefits and perquisites serve the Company’s objective of offering competitive compensation that allows the Company to continue to attract, retain and motivate highly talented people to these critical positions, ultimately providing a substantial benefit to the Company’s shareholders. Certain perquisites are also provided in part to reduce the amount of time and energy the named executive officers are required to devote to non-Company related matters, providing them additional time to focus on Company-related endeavors.

Change of Control Agreements

The Company recognizes that, as with any public company, it is possible that a change of control of the Company may take place in the future. The Company also recognizes that the threat or occurrence of a change of control can result in significant distractions of key management personnel because of the uncertainties inherent in such a situation. The Company also believes that it is essential and in the best interests of the Company and its shareholders to retain the services of its key management personnel in the event of the threat or occurrence of a change of control and to ensure their continued dedication and efforts in such event without undue concern for their personal, financial and employment security. In keeping with this belief and its objective of retaining and motivating highly talented individuals to fill key positions, the Company has substantially similar change of control agreements with all of the named executive officers and other executive officers of the Company. The Compensation Committee periodically reviews the terms of the form of change of control agreement to ensure that the terms are consistent with this objective and that the Committee remains aware and approves of the Company’s potential obligations under the agreements.

The change of control agreements guarantee the named executive officers specific payments and benefits upon a termination of employment as a result of a change of control of the Company. If a change of control occurs, the contract becomes effective and continues for a term of three years or two years. The employment term renews on a daily basis until the Company gives notice to terminate the daily renewal.

Additional details of the terms of the change of control agreements described above are provided in the “Executive Compensation—Potential Payments upon Termination or Change of Control” section of this Proxy Statement.

Retirement Plans

The Company has agreed to provide Mr. Kuester and Mr. Furlong with supplemental retirement benefits. The purpose of the Company’s arrangement with Mr. Kuester is to provide him with an annual retirement benefit such that the sum of the benefits from the Company’s Retirement Growth Plan, the Company’s Amended and Restated Supplementary Retirement Benefits Plan, the SERP account of the Company’s Amended and Restated Deferred Compensation Plan, Social Security and the Marshall & Ilsley Corporation Nonqualified Retirement Benefit Plan equals 60% of the sum of his average salary and annual short-term incentive compensation for his last five years of employment. The Company’s arrangement with Mr. Furlong is intended to provide him with an annual retirement benefit such that the sum of the benefits from the Company’s contributions into its qualified and nonqualified retirement programs, Social Security and his supplemental retirement plan equals 55% of the sum of Mr. Furlong’s highest average salary and annual short term incentive compensation for any five of his last ten years of employment.

The 2005 Marshall & Ilsley Corporation Executive Deferred Compensation Plan provides selected key employees of the Company, including the named executive officers, with the ability to defer up to 80% of base salary and 100% of annual incentive payments. The plan also allows for deferral of gains upon vesting of shares of key restricted stock.

In addition, because of changes in the federal income tax law governing the taxation of split-dollar life insurance benefits, in 2003 the Company entered into death benefit award agreements with Mr. Kuester and certain other senior executives under which a nonqualified death benefit plan was substituted for their previous life insurance arrangements. Originally, the life insurance benefits were provided in lieu of certain benefits to which Mr. Kuester was entitled under the Deferred Compensation Plan. Pursuant to these agreements, the beneficiaries of Mr. Kuester are provided with a “death benefit” that is a formula amount based primarily on certain life insurance proceeds.

Each of the retirement plans described above, which are described in more detail in the “Executive Compensation—Potential Payments upon Termination or Change of Control” section of this Proxy Statement, are intended to reward the executives for their contributions to the success of the Company based on a variety of measures. By rewarding valuable contributions by the named executive officers, the Company believes it is better able to achieve its objectives of attracting and retaining highly-talented individuals to fill key positions.

Impact of Accounting and Tax Treatments

Section 162(m) of the Internal Revenue Code (the “Code”) prohibits publicly held companies, such as the Company, from deducting certain compensation to any one named executive officer in excess of $1,000,000 during the tax year. However, Section 162(m) provides that, to the extent that compensation is based on the attainment of performance goals set by the Compensation Committee pursuant to plans approved by the Company’s shareholders, the compensation is not included for purposes of arriving at the $1,000,000 limitation.

The Compensation Committee intends to attempt to qualify executive compensation as tax deductible to the extent feasible and where it believes it is in the best interests of the Company and its shareholders. It does not intend to permit this arbitrary tax provision to distort the effective development and execution of the Company’s compensation program. Thus, the Compensation Committee is permitted to and will continue to exercise discretion in those instances in which mechanistic approaches necessary to satisfy tax law considerations could compromise the interests of the Company’s shareholders. In addition, because of the uncertainties associated with the application and interpretation of Section 162(m) and the guidance issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

Section 409A of the Code, which was signed into law in October 2004, amended the tax rules to impose restrictions on funding, distributions and elections associated with nonqualified deferred compensation arrangements. Section 409A imposes substantial penalties and results in the loss of any tax deferral for nonqualified deferred compensation that does not meet its requirements. The Compensation Committee has structured the elements of the Company’s compensation program to comply with the distribution, timing and other requirements of Section 409A. These actions are intended to prevent certain elements of executive compensation to result in substantial tax liability for the named executive officers pursuant to Section 409A. However, because of the uncertainties associated with the application and interpretation of Section 409A and the guidance issued thereunder, there can be no assurance that every element of the Company’s compensation program does, in fact, comply with such requirements.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The Compensation Committee of Marshall & Ilsley Corporation has reviewed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation and Human Resources Committee:

Mr. Wardeberg, Chairman	Mr. O’Toole	Mr. Shiely

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Dennis J. Kuester	2007	$925,000	$427,309	$2,897,631	$1,303,643	$0	$(616,026)	$282,637	$5,220,194
Chairman of the Board(8)	2006	925,000	—	2,163,344	1,760,171	1,452,250	1,479,013	305,929	8,085,707

Mark F. Furlong	2007	750,000	316,876	1,386,957	668,317	0	119,763	159,343	3,401,256
President and Chief Executive Officer	2006	600,000	—	1,206,654	794,189	784,800	701,853	127,600	4,215,096

Gregory A. Smith	2007	465,000	74,400	399,754	288,785	0	1,601	106,883	1,336,423
Senior Vice President and Chief Financial Officer	2006	242,045	48,325	114,931	108,278	351,675	2,946	39,118	907,318

Thomas J. O’Neill	2007	400,000	121,031	577,508	308,397	0	5,145	95,388	1,507,469
Senior Vice President	2006	385,000	—	573,879	402,077	401,200	0	100,057	1,862,213

Kenneth C. Krei	2007	400,000	115,329	450,411	278,684	0	824	98,907	1,344,155
Senior Vice President, Chairman, President and Chief Executive Officer, M&I Trust Company	2006	380,000	—	489,123	347,021	396,000	744	133,014	1,745,902

(1)	Salary adjustments for the Company’s executive officers generally are effective on January 1 of each year.

(2)	Amounts shown for 2007 are comprised of two components. The first component is an annual incentive payment to each named executive officer with respect to 2007, as follows: Mr. Kuester—$222,000; Mr. Furlong—$180,000; Mr. Smith—$74,400; Mr. O’Neill—$64,000; and Mr. Krei—$64,000. Additional information regarding these payments is provided under “Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Compensation” in this Proxy Statement. The second component is a portion (relating to the Company’s earnings per share performance) of the long-term incentive payment to each named executive officer with respect to the three years ended December 31, 2007, as follows: Mr. Kuester—$205,309; Mr. Furlong—$136,876; Mr. Smith—$0; Mr. O’Neill—$57,031; and Mr. Krei—$51,329. Additional information regarding these payments is provided under “Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Compensation—Long-Term Incentive Awards” in this Proxy Statement.

(3)

Amounts shown represent the expense for both restricted shares and long-term incentive units recognized by the Company in accordance with Financial Accounting Standard No. 123(R) (“FAS 123(R)”), which requires that compensation cost relating to share-based payment transactions be recognized in financial statements. The values set forth in this column represent the dollar amounts recognized in accordance with FAS 123(R) with respect to the applicable year, disregarding the estimate of forfeitures for service-based vesting conditions. The expense recognized by the Company in accordance with FAS 123(R) may differ from the value that will eventually be realized by the named executive officers, which will be based on the market value of the Common Stock at the time of vesting (and, for the long-term incentive units, will also be dependent upon the performance of the Company relative to the targets established by the Compensation Committee). The assumptions used to determine the FAS 123(R) values for 2007 are described in Note 18 to the consolidated financial statements in M&I’s Annual Report on Form 10-K for the year ended December 31, 2007. The expense attributable to stock awards granted in October 2007 and the expense attributable to unvested stock awards granted in prior years, respectively, for each named executive officer are as follows: Mr. Kuester—$700,732 and $2,196,899; Mr. Furlong—$621,974 and $764,983; Mr. Smith—$69,471 and $330,283; Mr. O’Neill—$319,883 and $257,625; and Mr. Krei—$198,431 and $251,980.

(4)	Amounts shown represent the expense for stock options recognized by the Company in accordance with FAS 123(R). The values set forth in this column represent the dollar amounts recognized in accordance with FAS 123(R) with respect to the applicable year, disregarding the estimate of forfeitures for service-based vesting conditions. The expense recognized by the Company in accordance with FAS 123(R) may differ from the value that will eventually be realized by the named executive officers. The named executive officers will realize value in connection with the stock options only if and to the extent the price of the Common Stock exceeds the exercise price of the stock options at such time as the officers exercise the stock options. The assumptions used to determine the FAS 123(R) values for 2007 are described in Note 18 to the consolidated financial statements in M&I’s Annual Report on Form 10-K for the year ended December 31, 2007. The expense attributable to option awards granted in October 2007 and the expense attributable to unvested option awards granted in prior years, respectively, for each named executive officer are as follows: Mr. Kuester—$1,303,643 and $0; Mr. Furlong—$95,268 and $573,049; Mr. Smith—$25,407 and $263,378; Mr. O’Neill—$25,403 and $282,994; and Mr. Krei—$23,995 and $254,689. Because he is over 55 years of age and has more than ten years of service with the Company, Mr. Kuester’s options were fully vested on the date of grant.

(5)	Amounts shown represent payments made under the Annual Executive Incentive Compensation Plan. There were no payouts under this plan with respect to 2007.

(6)	Amounts shown for Messrs. Kuester and Furlong for 2007 represent the following changes in present value of their account balances under the Nonqualified Retirement Benefit Plan and the Supplemental Retirement Benefit Agreement: Mr. Kuester—$(665,202); and Mr. Furlong—$113,423. Amounts shown for 2007 also include the following above-market amounts accrued by M&I on account balances under the Supplementary Retirement Benefit Plan and the Executive Deferred Compensation Plan for the applicable year (using crediting rates under the plans that are indexed to either the Moody’s “A” Long-Term Corporate Bond Rate or the S&P 500 Index, based upon the participant’s election) over the amounts determined pursuant to SEC rules: Mr. Kuester—$49,176; Mr. Furlong—$6,340; Mr. Smith—$1,601; Mr. O’Neill—$5,145; and Mr. Krei—$824.

(7)	Includes the following contributions by M&I under the Retirement Program based on compensation paid in 2007: Mr. Kuester—$24,750; Mr. Furlong—$24,750; Mr. Smith—$18,000; Mr. O’Neill—$24,750; and Mr. Krei—$24,750. Includes the following employer contributions into the Executive Deferred Compensation Plan based on compensation paid or deferred during 2007: Mr. Kuester—$172,180; Mr. Furlong—$104,784; Mr. Smith—$63,950; Mr. O’Neill—$46,094; and Mr. Krei—$45,677. The Company provides perquisites to each of the named executives officers. These perquisites include payment of club dues, personal financial planning and tax preparation services, personal use of Company cars and, with respect to Mr. Kuester and Mr. Furlong, personal use of Company aircraft limited to 40 flight hours per year. The named executive officers are allowed to reimburse the Company for such perquisites at the incremental cost of such perquisites to the Company to the extent that limitations on personal use are exceeded. The aggregate unreimbursed value of the perquisites provided to the Company’s named executive officers are as follows: Mr. Kuester—$85,707; Mr. Furlong—$29,809; Mr. Smith—$24,933; Mr. O’Neill—$24,544; and Mr. Krei—$28,480. The perquisites that exceed $25,000 in value include Mr. Kuester’s personal use of company aircraft in the amount of $48,817. Executive officers’ spouses and immediate family members may accompany them on Company aircraft using unoccupied space on flights that were already scheduled, and the Company recognizes no incremental cost in connection with such use. All perquisites are valued for disclosure purposes at their incremental cost to the Company in accordance with SEC regulations.

(8)	Mr. Kuester retired as Chief Executive Officer of the Company on April 24, 2007.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2007

					Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	All Other Option Awards: Number of Securities Under- lying Options (#)(6)(8)	Exercise or Base Price of Option Awards ($/Sh)(7)(8)	Grant Date Fair Value of Stock and Option Awards ($)(9)
Name	Grant Date		Approval Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dennis J. Kuester
					$370,000	$1,110,000	$1,887,000
	10/19/2007		10/18/2007	(2)							16,700			$700,732
	10/19/2007		10/18/2007	(2)								200,431	$31.40	1,303,643

Mark F. Furlong
					300,000	900,000	1,530,000
	10/19/2007		10/18/2007	(2)							18,750			786,750
	10/19/2007		10/18/2007	(2)								225,484	$31.40	1,412,432
	10/31/2007		08/16/2007	(3)							17,574			750,410
	12/20/2007	(4)						6,013	24,050	66,138

Gregory A. Smith
					116,250	372,000	627,750
	10/19/2007		10/18/2007	(2)							5,000			209,800
	10/19/2007		10/18/2007	(2)								60,129	$31.40	376,648
	10/31/2007		08/16/2007	(3)							3,900			166,530
	12/20/2007	(4)						1,669	6,675	18,356

Thomas J. O’Neill
					100,000	320,000	540,000
	10/19/2007		10/18/2007	(2)							5,000			209,800
	10/19/2007		10/18/2007	(2)								60,129	$31.40	376,648
	10/31/2007		08/16/2007	(3)							9,159			391,089
	12/20/2007	(4)						1,669	6,675	18,356

Kenneth C. Krei
					100,000	320,000	540,000
	10/19/2007		10/18/2007	(2)							4,725			198,261
	10/19/2007		10/18/2007	(2)								56,789	$31.40	355,726
	10/31/2007		08/16/2007	(3)							6,138			262,093
	12/20/2007	(4)						1,588	6,350	17,463

(1)	Amounts represent potential incentive amounts under the Annual Executive Incentive Compensation Plan. No payments were made under the Annual Executive Incentive Compensation Plan in 2007.

(2)	The Compensation Committee approved the annual stock option and restricted stock awards at its regular scheduled meeting on October 18, 2007 to be granted on the date following the meeting.

(3)	Amounts represent incremental awards in connection with the Separation, as described under “Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation—Incremental Awards Relating to the Separation” in this Proxy Statement.

(4)	Includes units granted under the Marshall & Ilsley Corporation Long-Term Incentive Plan for the three-year performance period from January 1, 2008 to December 31, 2010.

(5)	Restricted shares vest based on the schedules described in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table in this Proxy Statement. All restricted shares will vest immediately upon a “triggering event” (which relates to a change of control of the Company) or upon the death of an employee. Participants are paid dividends with respect to their unvested restricted shares. In the event of normal retirement (defined as age 65) or early retirement (generally defined as age 55 with at least 10 years of service), the Compensation Committee’s past practice has been to accelerate the vesting of any outstanding restricted shares as of the date of such retirement.

(6)	Options generally become exercisable based on the following schedule: one-third on the first anniversary of the date of grant, additional one-third on the second anniversary of the date of grant and the remaining one-third anniversary of the date of grant. All options will become immediately exercisable upon a change of control of the Company or upon the death of the employee. Employees who have attained age 55 and have at least ten years of service with the Company or a subsidiary receive options that are fully vested on the date of grant.

(7)	All options have an exercise price equal to 100% of the fair market value (defined as the closing price) of the Company’s Common Stock on the date of grant. The exercise price may be paid in cash or by delivery of shares of the Company’s Common Stock.

(8)	Amounts shown are as-adjusted in connection with the Separation, as described in the narrative following this table.

(9)	Represents aggregate grant date value computed in accordance with FAS 123(R). The assumptions used to determine such value for 2007 are described in Note 18 to the consolidated financial statements in the M&I’s Annual Report on Form 10-K for the year ended December 31, 2007.

Annual Executive Incentive Plan and LTIP. Additional information regarding the Company’s Annual Executive Incentive Plan and LTIP may be found under “Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation.”

Option Adjustments. In connection with the Separation, each option to purchase Old M&I common stock outstanding on the date of the Separation was converted into an option to purchase a number of shares of Company Common Stock equal to the number of shares subject to the Old M&I option multiplied by 1.3362, calculated by dividing (a) $40.34, the closing price per share of Old M&I common stock on November 1, 2007, by (b) $30.19, the average closing price per share of Company Common Stock over the five business days in the period from November 6, 2007 through November 12, 2007. The adjusted exercise price of each converted option is equal to (x) the exercise price per share of Old M&I common stock subject to such option immediately prior to the distribution of Company Common Stock in connection with the Separation, divided by (y) the quotient obtained by dividing $30.19 by $40.34. This conversion formula was intended to retain, following the Separation, the aggregate spread and the ratio of exercise price to the share value on the options as the option holders had immediately prior to the Separation, thereby maintaining the intrinsic value of the options.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Dennis J. Kuester (2)	100,215		$19.39	12/10/2008	59,450		$1,574,236
	139,299		$23.01	12/16/2009				24,055	(7)	$636,976
	160,345		$17.06	12/14/2010				24,055	(8)	$636,976
	245,527		$23.91	12/20/2011
	270,581		$21.37	10/25/2012
	202,936		$26.04	10/27/2013
	202,936		$31.39	10/27/2014
	202,936		$32.05	10/28/2015
	182,642		$35.98	10/30/2016
	150,323		$31.40	10/19/2017

Mark F. Furlong	160,344		$19.20	4/16/2011	76,699	(3)	$2,030,990
	106,896		$23.91	12/20/2011				16,037	(7)	$424,660
	123,599		$21.37	10/25/2012				20,046	(8)	$530,818
	92,733		$26.04	10/27/2013				24,050	(9)	$636,844
	135,291		$31.39	10/27/2014
	45,097	90,194	$32.05	10/28/2015
	40,587	81,175	$35.98	10/30/2016
		225,484	$31.40	10/19/2017

Gregory A. Smith	26,724	53,448	$33.46	6/19/2016	29,748	(4)	$787,727
	13,362	26,724	$35.98	10/30/2016				6,682	(8)	$176,939
		60,129	$31.40	10/19/2017				6,675	(9)	$176,754

Thomas J. O’Neill	16,034		$19.39	12/10/2008	25,509	(5)	$675,478
	24,052		$23.01	12/16/2009				6,682	(7)	$176,939
	70,819		$15.53	6/30/2010				6,682	(8)	$176,939
	64,138		$23.91	12/20/2011				6,675	(9)	$176,754
	73,491		$21.37	10/25/2012
	60,129		$26.04	10/27/2013
	66,810		$31.39	10/27/2014
	44,540	22,270	$32.05	10/28/2015
	20,043	40,086	$35.98	10/30/2016
		60,129	$31.40	10/19/2017

Kenneth C. Krei	66,810		$22.89	6/30/2013	23,961	(6)	$634,487
	60,129		$31.39	10/27/2014				6,014	(7)	$159,251
	40,086	20,043	$32.05	10/28/2015				6,014	(8)	$159,251
	18,038	36,078	$35.98	10/30/2016				6,350	(9)	$168,148
		56,789	$31.40	10/19/2017

(1)	Amounts shown are as-adjusted in connection with the Separation, as described in the narrative following the “Grants of Plan-Based Awards in Fiscal 2007” table in this Proxy Statement.

(2)	In connection with the Separation, 25% of the options to acquire Old M&I Common Stock held by Mr. Kuester prior to the Separation were converted into options to acquire shares of Metavante common stock, and 75% of such options were converted into options to acquire Company Common Stock. All of Mr. Kuester’s outstanding restricted shares became fully vested on January 1, 2008 in accordance with the terms of his transition and consulting agreement, as described under “Loans and Other Transactions with the Company” in this Proxy Statement.

(3)	Mr. Furlong’s restricted shares vest as follows: 4,000 shares on April 16, 2008; 11,250 shares on October 28, 2008; 3,375 shares on each of October 30, 2009, October 30, 2010 and October 30, 2011; 3,000 shares on each of December 21, 2009, December 21, 2010, December 21, 2011, December 21, 2012 and December 21, 2013; 6,250 shares on each of October 19, 2010, October 19, 2011 and October 19, 2012; 14,919 shares on October 31, 2010; and 1,328 shares on each of October 31, 2011 and October 31, 2012.

(4)	Mr. Smith’s restricted shares vest as follows: 7,900 shares on June 19, 2009; 2,400 shares on each of June 19, 2010, June 19, 2011, June 19, 2012, and June 19, 2013; 1,117 shares on each of October 30, 2009, October 30, 2010 and October 30, 2011; 1,667 shares on each of October 19, 2010, October 19, 2011 and October 19, 2012; 2,165 shares on October 31, 2010; and 867 shares on each of October 31, 2011 and October 31, 2012.

(5)	Mr. O’Neill’s restricted shares vest as follows: 800 shares on January 10, 2008; 5,550 shares on October 28, 2008; 1,667 shares on each of October 30, 2009, October 30, 2010, and October 30, 2011; 1,667 shares on each of October 19, 2010, October 19, 2011, October 19, 2012; 7,848 shares on October 31, 2010; and 656 shares on each of October 31, 2011 and October 31, 2012.

(6)	Mr. Krei’s restricted shares vest as follows: 1,200 shares on each of June 30, 2008, June 30, 2009, and June 30, 2010; 5,000 shares on October 28, 2008; 1,500 shares on each of October 30, 2009, October 30, 2010, and October 30, 2011; 1,575 shares on each of October 19, 2010, October 19, 2011, and October 19, 2012; 4,958 shares on October 31, 2010; and 590 shares on each of October 31, 2011 and October 31, 2012.

(7)	Units represent share equivalents granted under the LTIP for the three-year performance period that began on January 1, 2006 and ends on December 31, 2008. The units vest 100% on December 31, 2008. Units are shown based upon the target performance level under the plan because performance for the previous three-year performance period exceeded the threshold amounts.

(8)	Units represent share equivalents granted under the LTIP for the three-year performance period that began on January 1, 2007 and ends on December 31, 2009. The units vest 100% on December 31, 2009. Units are shown based upon the target performance level under the plan because performance for the previous three-year performance period exceeded the threshold amounts.

(9)	Units represent share equivalents granted under the LTIP for the three-year performance period that began on January 1, 2008 and ends on December 31, 2010. The units vest 100% on December 31, 2010. Units are shown based upon the target performance level under the plan because performance for the previous three-year performance period exceeded the threshold amounts.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dennis J. Kuester (1)	—	—	—	—
Mark F. Furlong (2)	—	—	—	—
Gregory A. Smith	—	—	—	—
Thomas J. O’Neill (3)	10,690	$155,896	—	—
Kenneth C. Krei	—	—	6,200	$277,036

(1)	Does not include 22,500 restricted stock units which vested during 2007, the receipt of which was deferred by Mr. Kuester under the Marshall & Ilsley Corporation Executive Deferred Compensation Plan described in the narrative following the “Nonqualified Deferred Compensation in Fiscal 2007” table in this Proxy Statement. The value of such deferred restricted stock units as of the date of vesting was $992,700.

(2)	Does not include 15,250 restricted stock units which vested during 2007, the receipt of which was deferred by Mr. Furlong under the Marshall & Ilsley Corporation Executive Deferred Compensation Plan described in the narrative following the “Nonqualified Deferred Compensation in Fiscal 2007” table in this Proxy Statement. The value of such deferred restricted stock units as of the date of vesting was $688,550.

(3)	Does not include 6,350 restricted stock units which vested during 2007, the receipt of which was deferred by Mr. O’Neill under the Marshall & Ilsley Corporation Executive Deferred Compensation Plan described in the narrative following the “Nonqualified Deferred Compensation in Fiscal 2007” table in this Proxy Statement. The value of such deferred restricted stock units as of the date of vesting was $282,858.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(3)	Present Value of Accumulated Benefit ($)(4)	Payments During Last Fiscal Year ($)
Dennis J. Kuester	Nonqualified Retirement Benefit Plan (1)	—	$8,444,923	$0
Mark F. Furlong	Supplemental Retirement Benefit Agreement (2)	—	2,076,133	0

(1)	The Marshall & Ilsley Corporation Nonqualified Retirement Benefit Plan (the “Nonqualified Plan”) provides Mr. Kuester with a supplemental retirement benefit. The purpose of the Nonqualified Plan is to provide an annual retirement benefit such that the sum of the benefits from the Retirement Growth Plan, the Company’s Amended and Restated Supplementary Retirement Benefits Plan (the “SERP”), the SERP Account of the Company’s Amended and Restated Deferred Compensation Plan, Social Security and the Nonqualified Plan equals 60% of the sum of Mr. Kuester’s average salary and annual short-term incentive compensation for his last five years of employment. The benefit under the Nonqualified Plan can be paid for life with a 120-month certain pay-out or on a joint and survivor basis at Mr. Kuester’s option. The pay-out option elected may also affect the amount of the annual benefit. Mr. Kuester’s estimated monthly retirement benefit beginning at age 65 is $67,391, determined based on the five year average compensation earned through December 31, 2007 and the actuarial and interest rate assumptions described herein. Mr. Kuester has the option, in certain circumstances, to elect to receive the present value of the benefits to which he is entitled under the Nonqualified Plan upon a Change of Control regardless of his age at that point.

(2)	The Company has agreed to provide Mr. Furlong with a supplemental retirement benefit (the “SERP Agreement”). The purpose of the SERP Agreement is to provide an annual retirement benefit such that the sum of the benefits from the Company’s contributions into its qualified and non-qualified retirement programs, Social Security and the SERP Agreement equals 55% of the sum of Mr. Furlong’s highest average salary and annual short-term incentive compensation for any five of his last ten years of employment. The benefits under the SERP Agreement will begin vesting at age 55, and will be fully vested at age 62. If Mr. Furlong’s employment terminates prior to his attaining age 55 other than by reason of death or disability or in connection with a change of control of the Company, he will receive no benefits under the SERP Agreement. The total benefit under the SERP Agreement will be adjusted in the event of death or disability before age 62, and can be paid for life with a 120-month certain pay-out or on a joint and survivor basis at Mr. Furlong’s option. The payout option elected may also affect the amount of the annual benefit. Mr. Furlong’s estimated monthly retirement benefit beginning at age 65 is $37,398, determined based on the five year average compensation earned through December 31, 2007 and the actuarial and interest rate assumptions described herein. In the event of a change of control before Mr. Furlong attains age 55, 48% of the benefits under the SERP Agreement will be vested, and an additional 4% of the benefits will vest for each subsequent year. In the event of a change of control after Mr. Furlong attains age 55, the benefits under the SERP Agreement will be fully vested.

(3)	Benefits under the Nonqualified Plan and the SERP Agreement are not based on years of credited service.

(4)	The present value of accumulated benefits under the Nonqualified Plan and the SERP Agreement were determined assuming a discount rate of 6% and mortality rates that were based on the 1983 Group Annuity Mortality Table, and were based on compensation earned through December 31, 2007.

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2007

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Balance at Last FYE ($)(3)
Dennis J. Kuester	$700,732	$169,872	$(371,315)	20,244,855
Mark F. Furlong	1,537,160	89,998	(1,167,672)	6,134,244
Gregory A. Smith	648,098	25,964	(296,286)	1,508,758
Thomas J. O’Neill	901,767	50,289	(456,375)	3,461,637
Kenneth C. Krei	0	48,886	9,778	170,349

(1)	All executive contributions and contributions by M&I have been reported in the Summary Compensation Table in either current or prior years, with the exception of Mr. O’Neill and Mr. Krei. Mr. O’Neill was a named executive officer in 2004 and 2005. As a result, his compensation for 2002 through 2005 and for 2007 have been disclosed in previous or current Summary Compensation Tables. Mr. Krei was not a named executive officer in prior years. The Company’s contribution for Mr. Krei made during 2007 is not shown in the Summary Compensation Table in this Proxy Statement and has not been shown in prior years because the contribution relates to compensation earned by Mr. Krei in prior years.

(2)	Executives who elect to defer base salary or non-equity incentive payments or who receive employer contributions under the Deferred Compensation Plan as described below, may choose from two investments options: a fixed rate option equal to the Moody’s “A” Long-Term Corporate Bond Rate for the month of September of the previous year, or an equity option equal to the total return of the S&P 500 Index. The Moody’s rate for 2007 was 5.98%, and the individual earnings for the Moody’s investment were as follows: Mr. Kuester—$945,025; Mr. Furlong—$121,831; Mr. Smith—$23,309; Mr. O’Neill—$98,879; and Mr. Krei—$8,525. Individual earnings based on the return of the S&P 500 Index were as follows: Mr. Smith—$232 and Mr. Krei—$1,253. To the extent an executive officer elects to defer the receipt of restricted shares, the sole investment choice for any new deferrals is Company Common Stock. In connection with the Separation, the outstanding deferred restricted stock units were converted into restricted units of both M&I and Metavante. Participants may not direct any additional funds into the Metavante stock account. The individual earnings based on the return of Company Common Stock were as follows: Mr. Kuester—($1,260,171); Mr. Furlong—($1,230,814); Mr. Smith—($306,121); and Mr. O’Neill—($530,341). The individual earnings based on the return of Metavante stock were as follows: Mr. Kuester—($56,169); Mr. Furlong—($58,689); Mr. Smith—($13,706); and Mr. O’Neill—($24,913).

(3)	Amounts in this column reflect deferrals, Company contributions and earnings under the Company’s deferred compensation plans, beginning in 1997 and through December 31, 2007. Disclosure of aggregate earnings under nonqualified deferred compensation plans was not previously required. Therefore, the following amounts have not been reported in the Summary Compensation Table in either the current or prior years: Mr. Kuester—$4,584,395; Mr. Furlong—($214,277); Mr. Smith—($240,268); Mr. O’Neill—$1,937,909; and Mr. Krei—$170,349. With the exception of Mr. O’Neill and Mr. Krei, who were not executive officers since the inception of these plans, these amounts represent the aggregate earnings under the plans.

The 2005 Marshall & Ilsley Corporation Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) provides selected key employees of the Company, including the named executive officers, with the ability to defer up to 80% of base salary and 100% of bonus. Those employees electing to participate have two investment options for amounts deferred: a fixed rate option equal to the Moody’s “A” Long-Term Corporate Bond Rate for the month of September of the previous year and an equity option equal to the total return of the S&P 500 Index. The percentage allocated to any investment option may not be less than 10% and elections may be changed semi-annually. The Deferred Compensation Plan also allows participants to defer the receipt of restricted shares and shares issued upon the exercise of stock options. However, participants are not entitled to defer shares issued upon exercise of stock options until such time as the administrator of the Deferred Compensation Plan determines that such a deferral is permissible under Section 409A of the Code. Amounts deferred are distributable upon termination of employment at the election of the participant.

The distribution election choices under the Deferred Compensation Plan range from lump sum distribution to a pay-out over 15 years if a participant’s employment terminates on or after age 55, other than because of death or disability, with at least 10 years of service. For future plan year deferrals, distribution election choices may change, but only those distribution methods permitted under Section 409A of the Code will be allowed. Amounts deferred and investment returns on the deferred amounts are held in the Marshall & Ilsley Corporation Deferred Compensation Trust II (the “Trust”) of which M& Trust Company is the trustee. In addition to participant-directed deferrals, the applicable compensation plans require deferrals of any amount necessary to ensure the deductibility of compensation paid to a named executive officer under federal income tax law. Participants in the Deferred Compensation Plan are also eligible to receive an employer contribution equal to the amount that would have been allocated to such participant’s account under the M&I Retirement Growth Plan absent statutory limitations on compensation. This contribution is credited to an account which vests after an employee has five years of “vesting service” (as defined in M&I’s Retirement Growth Plan). Participants have the same investment and pay-out elections with respect to these accounts as with other accounts in the Deferred Compensation Plan, and amounts credited are held in the Trust. To the extent participants do not receive matching amounts under M&I’s qualified retirement plan due to deferrals that reduce their taxable compensation below the qualified plan limits, participants receive a makeup matching amount under the Deferred Compensation Plan.

POTENTIAL PAYMENTS UPON

TERMINATION OR CHANGE OF CONTROL

Termination Payments. The Company does not have employment agreements with any of its named executive officers, nor does it currently intend to enter into any such agreements. Likewise, the Company does not have a written policy regarding the payments and benefits that named executive officers may be eligible for upon termination by the Company without cause or upon a termination that is mutually agreed upon by the Company and the executive. Based on the Company’s past practice, in cases in which terminations have been mutually agreed upon by the Company and the executive, named executive officers have received up to two times base salary and target annual incentive opportunity, employer-subsidized health and dental insurance for the 24-month period, and have been given their Company-owned automobile. In exchange for such payments and benefits, the named executive officer terminating employment has generally agreed to provide certain transition services and to release the Company from certain potential legal liabilities, and has agreed to non-compete provisions. If the current named executive officers had terminated employment pursuant to a mutually agreed upon arrangement on December 31, 2007, assuming the Company were to follow its past practice with respect to the payments and benefits described above, the maximum value of the payments and benefits received by each of the named executive officers would have been as follows: Mr. Kuester—$4,163,000; Mr. Furlong—$3,373,000; Mr. Smith—$1,737,000; Mr. O’Neill—$1,500,000 ; and Mr. Krei—$1,478,000. These amounts do not include the value of other miscellaneous benefits that have been provided in certain situations in the past and may be made in the future to named executive officers upon a termination of their employment, depending upon the circumstances of the individual named executive officer and of his termination. In certain past situations, these have included payments for such items as outplacement services, legal fees and tax preparation services.

Stock Option and Restricted Stock Plans. Under the Company’s 1997, 2000 and 2003 Executive Stock Option and Restricted Stock Plans and the 2006 Equity Incentive Plan (the “Plans”), in the event of a change of control of the Company (as defined in the Plans), all outstanding stock options and restricted shares become fully vested. In the event of normal retirement (defined as age 65) or early retirement (generally defined as age 55 with at least 10 years of service), the Compensation Committee’s past practice has been to accelerate the vesting of any outstanding restricted shares as of the date of such retirement. In the event of death, all outstanding stock options and restricted shares become fully vested. In the event of disability, the period of disability is treated as continuing employment for purposes of the Plans. In connection with the Separation, all outstanding restricted shares were converted into restricted shares of both the Company and Metavante; however, the terms of the Plans continue to apply. The value to each named executive officer of the accelerated vesting of any unvested options and restricted shares (including Metavante restricted shares) had any of these situations occurred on December 31, 2007 (based on a year-end stock price of $26.48 for the Company and a year-end price of $23.32 for Metavante) would have been as follows: Mr. Kuester—$2,036,345; Mr. Furlong—$2,627,189; Mr. Smith—$1,018,968; Mr. O’Neill—$873,768; and Mr. Krei—$820,744.

Long-Term Incentive Plan. Under the LTIP, in the event of a change of control of the Company (as defined in the LTIP), the executive is entitled to a payout of any outstanding units based on the attainment of the performance criteria on the date the change of control occurs, unless the Compensation Committee provides otherwise at the time an award is made. In the event of normal retirement (defined as age 65), executives participate in the LTIP as to performance units already awarded for the duration of the performance period. Likewise, in the event of early retirement (generally defined as age 55 with at least 10 years of service), the Compensation Committee’s past practice has been to allow executives to participate in the LTIP as to performance units already awarded for the duration of the performance period. In the event of death, the executive’s beneficiary may continue to participate in the LTIP as to the performance units already awarded until the close of the calendar year in which the executive dies, unless the Compensation Committee provides otherwise at the time an award is made. If the Compensation Committee determines that the relevant performance criteria have been met as of the close of the calendar year, the executive’s beneficiary would receive a prorated award of the outstanding units. In the event of disability, the period of disability is treated as continuing employment for purposes of the LTIP. The value to each participating named executive officer of accelerated vesting or continued participation in the LTIP for the duration of each applicable plan period had any of these situations occurred on December 31, 2007 (based on target performance and a year-end stock price of $26.48) would have been as follows: Mr. Kuester—$1,273,953; Mr. Furlong—$1,592,322; Mr. Smith—$353,693; Mr. O’Neill—$530,633; and Mr. Krei—$486,649.

Change of Control Agreements and Related Matters. In order to assure management continuity and stability, the Company has entered into a Change of Control Agreement (collectively, the “Change of Control Agreements”) with each of the named executive officers. The Change of Control Agreements with the named executive officers are substantially similar and have terms of either three years or two years.

The Change of Control Agreements guarantee the named executive officers specified payments and benefits upon a termination of employment as a result of a change of control of the Company. If a change of control occurs, the contract becomes effective and continues for the relevant term. The employment term renews on a daily basis until the Company gives notice to terminate the daily renewal.

The Change of Control Agreements provide for specified benefits after a change of control if the named executive officer voluntarily terminates for “good reason” or is involuntarily terminated other than for “cause” (as such terms are defined in the Change of Control Agreements). In addition, in the case of some Change of Control Agreements, at the end of six months after a change of control, the named executive officer may terminate employment for any reason and is entitled to receive full benefits. Upon a termination, the named executive officer is entitled to (a) a lump sum payment equal to two or three times (depending on whether the contract is a two- or three-year contract) the sum of the named executive officer’s current base salary plus the higher of the named executive officer’s bonus for the last fiscal year or the named executive officer’s average bonus for the past three years, (b) a proportionate amount of any unpaid bonus deemed earned for the year of termination, (c) a lump sum payment equal to the retirement benefits lost as a result of not having been employed for the remaining contract term, (d) health and other benefits for the remaining contract term, and (e) payments for certain other fringe benefits. In the event of a termination of employment as a result of his death, the named executive officer’s beneficiary is entitled to six months of base salary. No additional benefits are guaranteed upon a named executive officer’s disability or termination of employment by the Company for cause.

Under the Change of Control Agreements, if the named executive officer voluntarily terminates his employment for good reason or his employment is involuntarily terminated other than for cause following a change of control, options held by the named executive officer will remain exercisable for the lesser of (a) the remainder of their respective terms or (b) one year after the named executive officer’s death. The Change of

Control Agreements also provide for “gross-up” payments in the event payments to an executive officer under the Change of Control Agreement characterized as excess parachute payments under Section 280G of the Code and are subject to the excise tax provided for under Section 4999 of the Code, or any similar federal, state or local tax which may be imposed, in an amount such that the net amount retained by the named executive officer, after deduction of any excise tax on the payments and any federal, state and local income tax and excise tax on the gross-up payment, will be equal to the payments then due.

If a named executive officer had been terminated as of December 31, 2007 either voluntarily with good reason or involuntarily without cause following a change of control, the maximum value of the payments and benefits payable to such named executive officer under the Change of Control Agreements (including the maximum Section 280G gross-up as applicable, calculated using a 61.9% combined federal and state tax rate, including a 20% excise tax) would have been as follows: Mr. Kuester—$7,803,917; Mr. Furlong—$8,410,904; Mr. Smith—$4,626,399; Mr. O’Neill—$4,241,675; and Mr. Krei—$2,935,561. These amounts do not include the value of stock options, restricted shares or LTIP performance units that would vest upon a change of control, regardless of whether the executive’s employment is terminated.

Supplemental Retirement Benefit. If a change of control had occurred on December 31, 2007, 48% of the benefits under Mr. Furlong’s SERP Agreement would have been vested. An additional 4% of the benefits will vest for each subsequent year. In the event of a change of control after Mr. Furlong attains age 55, the benefits under the SERP Agreement will be fully vested. The terms of the SERP Agreement are described in more detail in footnote 2 to the Pension Benefits table set forth above in this Proxy Statement.

Death Benefit Award Agreements. Because of changes in the federal income tax law governing the taxation of split-dollar life insurance benefits, in 2003 M&I entered into death benefit award agreements with Mr. Kuester and certain other senior executives under which a nonqualified death benefit plan was substituted for their previous life insurance arrangements. Originally, the life insurance arrangements were provided in lieu of certain benefits to which Mr. Kuester was entitled under the Deferred Compensation Plan, a substantial portion of which were attributable to past deferrals of Mr. Kuester’s compensation. Pursuant to the death benefit award agreements, Mr. Kuester’s beneficiaries are provided with a “death benefit” that is a formula amount based primarily on certain life insurance proceeds. On a present value basis, the new arrangements were structured to be economically neutral to M&I as compared to the life insurance arrangements. Under his death benefit award agreement, as of December 31, 2007, the amount payable to Mr. Kuester’s beneficiaries upon his death was $9,213,108. To informally fund a significant portion of the benefits owed to Mr. Kuester under this arrangement, the Company owns and is the beneficiary of two life insurance policies on the life of Mr. Kuester, on which it made premium payments totaling $373,035 in 2007.

DIRECTOR COMPENSATION FOR FISCAL 2007

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	All Other Compensation ($)	Total ($)
Malcolm M. Aslin	$50,500	$18,489	—	—	$68,989
Andrew N. Baur	56,000	25,620	—	—	81,620
Jon F. Chait	63,000	33,093	$44,115	—	140,207
John W. Daniels, Jr.	72,500	25,620	—	—	98,120
Bruce E. Jacobs (4)	23,167	—	—	—	23,167
Ted D. Kellner	72,500	—	—	—	72,500
David J. Lubar	40,833	—	44,115	—	84,948
Katharine C. Lyall	61,000	50,514	—	—	111,514
John A. Mellowes	57,500	37,363	—	—	94,862
Edward L. Meyer, Jr. (4).	18,667	—	—	—	18,667
San W. Orr, Jr.	88,500	33,093	44,115	—	165,707
Robert J. O’Toole	73,500	37,363	—	—	110,862
Peter M. Platten, III	70,000	48,379		—	118,379
John S. Shiely	69,000	43,768	—	—	112,767
Debra S. Waller	59,500	21,350	44,115	—	124,965
George E. Wardeberg	72,000	35,228	44,115	—	151,342
James B. Wigdale (5)	64,000	36,295	—	$46,665	146,960

(1)	Represents the expense recognized by the Company in accordance with FAS 123(R). The assumptions used to determine such value are described in Note 18 to the consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2007.

(2)	Amounts shown in the Stock Awards column represent incremental awards in connection with the Separation, as described under “Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation—Incremental Awards Relating to the Separation” in this Proxy Statement.

(3)	The directors who received stock options in 2007 were those who were elected at the 2007 Annual Meeting. Total number of shares subject to stock options held as of December 31, 2007 by individuals who served as directors of the Company during 2007 were as follows: Mr. Aslin—13,362; Mr. Baur—20,043; Mr. Chait—46,766; Mr. Daniels—20,043; Mr. Jacobs—40,086; Mr. Kellner—45,096; Mr. Lubar—6,681; Ms. Lyall—60,129; Mr. Mellowes—35,043; Mr. Meyer—40,086; Mr. O’Toole—40,086; Mr. Orr—66,810; Mr. Platten—60,129; Mr. Shiely—60,129; Ms. Waller—26,724; Mr. Wardeberg—60,129; and Mr. Wigdale—1,487,196.

(4)	Messrs. Jacobs and Meyer did not stand for re-election at the Company’s 2007 Annual Meeting.

(5)	All Other Compensation includes the benefit provided by the Company on behalf of Mr. Wigdale under his consulting agreement with the Company, which is described in detail under the heading “Loans and Other Transactions with the Company” in this Proxy Statement.

For 2007, non-employee directors of M&I were paid a retainer fee of $35,000. Also for 2007, the chair of the Audit Committee was paid an additional retainer fee of $10,000, and the chairs of the Compensation, Nominating, Retirement Investment and Risk Management Committees were each paid an additional retainer fee of $7,500. Effective January 1, 2008, non-employee directors of M&I will receive an annual retainer fee of $40,000. The chair of the Audit Committee will be paid an additional retainer fee of $15,000, and the chairs of the Compensation, Nominating, Retirement Investment and Risk Management Committees will each be paid an additional retainer fee of $10,000.

In addition, non-employee directors receive a fee of $1,500 for each Board meeting and each committee meeting they attend. The director appointed to act as presiding director at the non-management executive sessions of the Board is paid $5,000 per year to act in such capacity. M&I has established a deferred compensation plan for its directors. Under such plan, all or part of the fees received by a director may be deferred at the election of the director. Amounts deferred may be allocated to one of two accounts as selected by the participating director: (i) the Common Stock account or (ii) a cash account, earning interest at a rate equal to that earned on U.S. Treasury Bills with maturities of 13 weeks. Payment of benefits from the Common Stock account is made in shares of Common Stock. The deferred compensation plan also allows directors to defer the receipt of shares issued upon the exercise of stock options, but only to the extent allowable under Section 409A of the Code. Deferred amounts are payable to a participating director at the election of the participating director. The election choices for 2008 plan year deferrals range from lump sum distribution after termination to five or ten annual installments after termination of service. Messrs. Aslin, Chait, Daniels, Kellner, Lubar, Mellowes and O’Toole elected to defer compensation under the plan during 2007.

Non-employee directors of M&I who are also directors of subsidiaries of M&I receive compensation from those subsidiaries in varying amounts based on the applicable director compensation schedule. Directors of subsidiaries of M&I may also elect to defer compensation under the plan described above. In 2007, Messrs. O’Toole, Wardeberg and Wigdale were non-employee directors of M&I Bank, and Mr. Baur was Chairman of Southwest Bank. In addition, it has been the practice of the Company that individuals who served as directors of M&I Bank prior to 1994 are elected Directors Emeritus of M&I Bank each year for a number of years equal to the length of time the individual served as director. Pursuant to this practice, such Directors Emeritus directors receive a fee equal to the retainer fee in effect for directors of M&I Bank at the time the individual retired from the M&I Bank board. Current directors of M&I who are eligible to become Directors Emeritus of M&I Bank include Messrs. Orr, Wardeberg and Wigdale.

In 2007, directors of M&I who were not employees of M&I or its subsidiaries and who were elected or re-elected as a director at the 2007 Annual Meeting received an option to purchase 5,000 shares of Common Stock. Beginning in 2008, each such director who is elected or re-elected as a director at the Annual Meeting will receive an option to purchase 2,000 shares of Common Stock at an exercise price per share that is not less than 100% of the fair market value (defined as the closing price) on the date the option is granted. The options will not be exercisable more than 10 years after the date of grant, and the options will terminate no later than three years after the participant ceases to be a director of the Company for any reason. Such options may be exercised at any time after they are granted. The exercise price of an option may, at the participant’s election, be paid in cash or previously owned shares of Common Stock or a combination thereof. In addition, beginning in 2008, each such director will annually receive 1,350 restricted stock units.

M&I allows directors and their spouses incidental use of Company aircraft for personal purposes. Under this incidental use arrangement, the director and the director’s spouse are, on occasion, allowed to use otherwise unoccupied space on Company aircraft for a flight which was otherwise scheduled.

EQUITY COMPENSATION PLAN INFORMATION(1)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)(3)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)(3)(4)
Equity compensation plans approved by security holders	31,590,314	$27.70	14,820,214
Equity compensation plans not approved by security holders (5)	0	0	0
Total	31,590,314	$27.70	14,820,214

(1)	The table does not include information regarding the following plans: the Company’s Dividend Reinvestment and Cash Investment Plan; and the M&I Retirement Program (an employee benefit plan intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended).

(2)	Includes 30,950,155 shares to be issued upon exercise of outstanding options under all of the Company’s stock option plans. This includes 341,006 shares to be issued upon exercise of outstanding options under plans assumed by the Company in mergers. The weighted-average exercise price of outstanding options granted under plans assumed in mergers as of December 31, 2007 was $18.70. There will be no further grants under these assumed plans. Also includes 640,159 shares held in the Directors Deferred Compensation Plan. These shares were not included in computing the weighted average exercise price. Under the Directors Deferred Compensation Plan, directors may elect to defer all or a portion of their directors’ fees into one of two accounts: (i) a cash account, earning interest at a rate equal to that earned on U.S. Treasury Bills with maturities of 13 weeks, or (ii) a Common Stock account in which shares are purchased on the open market and held in trust until the director’s retirement.

(3)	Does not include 535,006 outstanding units awarded and 683,903 units available for issuance under the LTIP (not including additional units credited to the accounts of participants in lieu of the payment of cash dividends). See the description of the LTIP under “Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Compensation” in this Proxy Statement. Any payout obligations under the LTIP must be satisfied in cash, in an amount equal to the fair market value of the shares represented by the units. Also does not include 629,700 shares held in the Executive Deferred Compensation Plan. Under the Executive Deferred Compensation Plan, participants had the ability to elect to defer the receipt of restricted shares.

(4)	Includes 7,102 shares available for issuance under the 2000 Executive Stock Option and Restricted Stock Plan; 649,281 shares available for issuance under the 2000 Employee Stock Purchase Plan; 3,149,028 shares available for issuance under the 2003 Executive Stock Option and Restricted Stock Plan; and 11,014,803 shares available for issuance under the 2006 Equity Incentive Plan. Under the 2000 Employee Stock Purchase Plan, eligible employees may purchase shares quarterly by payroll deductions, subject to certain aggregation limits, at a purchase price equal to 85% of the fair market value of the Company’s Common Stock on the last day of the quarter. The number of shares available for sale under the plan may be increased on January 1 of each year by an amount equal to the lesser of (i) 200,000 shares, (ii) the number of shares purchased by employees under the plan in the previous year or (iii) a lesser amount determined by the Board of Directors.

(5)	All of the Company’s existing equity compensation plans have been approved by shareholders.

AUDIT COMMITTEE REPORT

The Audit Committee of Marshall & Ilsley Corporation has:

•	reviewed and discussed the audited financial statements with management;

•

discussed with Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees;

•	received the written disclosures and the letter from Deloitte & Touche required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees; and

•	discussed with Deloitte & Touche the auditors’ independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Fees Paid to Independent Auditors

The following table presents fees for audit services rendered by Deloitte & Touche for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2007 and December 31, 2006, and fees billed by Deloitte & Touche for other services rendered during the same periods.

	2007	2006
Audit Fees	$2,257,000	$1,892,000
Audit-Related Fees	1,713,000	1,755,000
Tax Fees	514,000	165,000
All Other Fees	25,000	—

Total	$4,509,000	$3,812,000

Audit Fees. Services rendered in this category in 2007 and 2006 consisted of:

•	audits of the consolidated and various affiliates’ financial statements;

•	reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q;

•	audit of the Company’s internal control over financial reporting and attestation to management’s assessment thereof; and

•

services associated with registration statements, periodic reports and other documents filed with the Securities and Exchange Commission or other documents issued in connection with securities offerings, such as comfort letters and consents.

Audit-Related Fees. Services rendered in 2007 and 2006 in this category, which includes assurance and related services by Deloitte & Touche that are reasonably related to the performance of the audit or review of the Company’s financial statements, consisted primarily of:

•	internal control reviews, including SAS 70 reviews of the internal controls that were in operation at the Company’s service organizations;

•	audit-related services in connection with the Separation and related transactions;

•	services related to several unusual financial events that affected the Company’s results of operations in 2007;

•	due diligence services pertaining to acquisitions and dispositions;

•	attestation to management’s assertions relating to minimum servicing standards for certain securitization trusts;

•	financial statement audits of employee benefit plans and common and collective funds; and

•	various agreed upon procedure reports.

Tax Fees. The aggregate fees billed in 2007 and 2006 for services rendered in this category, which includes professional services rendered by Deloitte & Touche for tax compliance, tax advice and tax planning consisted primarily of:

•	tax planning and other non-compliance consultation, including tax audit assistance and ruling requests; and

•	tax compliance and ruling requests, including federal and state tax return preparation.

All Other Fees. Services rendered in this category in 2007 consisted of analytical support to the Company’s trust sales efforts. Deloitte & Touche did not provide any products and services other than the services reported above in 2006.

Pre-Approval Policy

The Audit Committee must pre-approve all audit and non-audit services to be provided by the Company’s independent auditors, subject to a de minimus exception as provided in its charter. The Audit Committee has adopted a pre-approval policy relating to audit and non-audit services. This policy provides that the Company’s auditors may only provide those “tax” and “other” services that the Audit Committee believes will not impair the auditors’ independence. The Audit Committee believes that the provision of audit-related services, which are traditionally performed by the independent auditors, does not impair the independence of the auditors.

The pre-approval policy describes the permitted audit, audit-related, tax and other services that have the pre-approval of the Audit Committee, including the pre-approved fee levels for all services. Unless a type of service to be provided by the independent auditors has received general pre-approval, it must receive specific pre-approval by the Audit Committee. Any proposed services exceeding the pre-approved fee levels require specific pre-approval by the Audit Committee. The term of any pre-approval is generally one year from the date of pre-approval or, if the pre-approval relates to a specific project, for the term of the project. The chair of the Audit Committee has the authority to grant pre-approvals of audit and non-audit services between meetings, provided that any such pre-approval must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee will annually review and pre-approve services that may be provided by the independent auditors.

The Audit Committee:

Mr. Orr, Chairman                                Mr. O’Toole                                 Ms. Lyall

PROPOSAL 2. AMENDED AND RESTATED 1994 LONG-TERM INCENTIVE PLAN FOR EXECUTIVES

The Company is seeking shareholder approval of the Amended and Restated 1994 Long-Term Incentive Plan, as amended and restated (the “LTIP”), in order to continue to comply with Section 162(m) of the Code, which limits the deductibility of compensation paid to certain senior executives of the Company unless it is performance-based.

The Board of Directors approved amendments to the LTIP in February 2008, subject to approval by the Company’s shareholders. The LTIP was initially approved by the Compensation Committee, the Board of Directors and the Company’s shareholders in 1994. Amendments to the LTIP were subsequently approved by the Compensation Committee, the Board and the Company’s shareholders in 1998 and 2003, and the LTIP was amended and restated on December 15, 2005.

The purpose of the LTIP is to promote the best interests of the Company and enhance shareholder value by attracting and retaining key executive personnel and to provide them with an incentive to put forth maximum effort for the continued success and growth of the Company. The principal changes effected by the proposed amendments to the LTIP are (1) increasing the number of units available for issuance under the LTIP by 1,000,000; (2) increasing the number of units that may be issued to any one individual during the term of the LTIP by 200,000; (3) setting an upper limit on cash payments attributable to units awarded under the LTIP of 300% of the value of the units at the end of the award period; and (4) revising the LTIP to provide that if all or any portion of a participant’s award is not deductible by the Company for federal income tax purposes because of limitations contained in Section 162(m) of the Code, the nondeductible portion will be automatically deferred to the Company’s Executive Deferred Compensation Plan.

Key features of the LTIP include the following:

•	the LTIP is administered by the Compensation Committee, which is comprised solely of independent members of the Company’s Board of Directors;

•

the Compensation Committee annually establishes the performance criteria to be met for the applicable performance period, based on what it deems to be measures and objectives which are critical to the creation of shareholder value;

•	approximately 65 key employees are currently considered eligible to participate in the LTIP;

•

all awards made to the Chairman, Chief Executive Officer, Chief Operating Officer (should one be appointed) and Chief Financial Officer of the Company must be denominated in units (i.e., tied to the Company’s overall performance), whereas other awards may be denominated in dollar amounts; and

•	all payments earned with respect to awards under the LTIP will be made in cash.

The complete text of the LTIP, amended and restated as proposed, is set forth as Appendix B to this Proxy Statement. The following summary of the material features of the LTIP does not purport to be complete and is qualified in its entirety by reference to Appendix B.

Administration

The LTIP’s administrator is the Compensation Committee, which must be composed of not less than three directors, and constituted so as to permit compliance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Code. The Compensation Committee designates the amount, if any, to be awarded to participants, the performance goals that must be attained in order to receive different levels of payouts and any conditions, limitations or restrictions it deems appropriate. Awards may be in the form of units denominated by reference to shares of Common Stock or, in the case of awards to employees of a subsidiary or division of the Company that are tied to the performance of the employing subsidiary or division, awards may be denominated in dollar amounts. However, any awards made to the Chairman of the Board, Chief Executive Officer, Chief Operating Officer (should one be appointed) or Chief Financial Officer of the Company must be denominated in units.

The plan may be terminated or amended by the Board of Directors, but no amendment increasing the number of units subject to the plan or awarded to any participant, or which under applicable law or regulatory provisions would require shareholder approval, can be made without obtaining approval of the Company’s shareholders. In addition, no termination or amendment may adversely affect the rights of a plan participant without the consent of such participant, other than a termination that occurs because the requisite shareholder approval is not obtained.

Participants

Executive officers and senior managers of the Company or its subsidiaries who have been designated by the Compensation Committee as “participants” are eligible to receive awards under the LTIP. Approximately 65 people currently are considered eligible to be made participants in the LTIP. The Compensation Committee has the authority to determine which employees will be participants and may take into account the nature of the services rendered by the employees, their present and potential contributions to the success of the Company, and other factors as the Compensation Committee in its discretion deems relevant.

Awards

Unit-based or cash-based awards may be made from time to time to participants under the LTIP. For unit-based awards, additional units will be credited to each account in lieu of any cash dividends paid on shares of Common Stock. If and to the extent pre-established performance goals are attained, participating employees are entitled to a percentage of the units awarded (increased by additional units credited to each participant’s account in lieu of the payment of cash dividends during the performance period) or, in the case of cash awards to employees of a subsidiary or division of the Company that are tied to the performance of the employing subsidiary or division, the dollar amounts awarded. See “Performance Criteria,” below.

All payments earned with respect to awards under the LTIP will be made in cash. If all or any portion of a participant’s award is not deductible by the Company for federal income tax purposes because of limitations contained in Section 162(m) of the Code, the Compensation Committee may, in its sole discretion, require that the nondeductible portion be deferred to the Company’s Executive Deferred Compensation Plan. If the amendments are approved, this deferral will be automatic, rather than in the discretion of the Compensation Committee. In addition, if the timing of the payment of an award would result in a participant being subject to a penalty under Section 409A of the Code, the payments will be delayed for the minimum amount of time required to avoid such a penalty. The participant will receive interest on the delayed payment at a taxable money market rate as determined by the Compensation Committee or, if such money is held in a rabbi trust, the participant will receive interest equal to the amount earned on the funds while they were held by the rabbi trust.

Currently, up to 3,000,000 units may be issued under the LTIP, including units credited to participants in lieu of payment of cash dividends, subject to certain adjustments as set forth in the LTIP. If the amendments are approved, this number will be increased by 1,000,000 units to 4,000,000 units. Currently, no more than 600,000 units may be issued under the LTIP to any one individual, including units granted in lieu of the payment of cash dividends, subject to certain adjustments as set forth in the LTIP. If the amendments are approved, this number will be increased by 200,000 units to 800,000 units. The amendments set an upper limit on cash payments attributable to units awarded under the Plan of 300% of the value of the units at the end of the award period. Any grant or payment of a cash-based award to an employee of a subsidiary or division that is tied to the performance of the employing subsidiary or division may not exceed $1 million for each award period. Awards with respect to 2,361,097 units have been made through January 31, 2008.

Termination of Employment

If a participant’s employment terminates because of “retirement” or “disability” (as defined in the LTIP), the participant will continue in the LTIP, but will not be entitled to any new awards. If a participant’s employment terminates because of death, or if a retiree dies while still a participant, the Compensation Committee will determine the extent to which the applicable performance criteria have been met as of the close of the calendar year in which the participant dies or is disabled and will pay a prorated amount based on the number of days of the award period that the participant was in the plan. At the time of granting an award, the Compensation Committee may determine that other rules apply in the event of death. If a participant’s employment is terminated for any other reason, his or her participation will cease and the participant will not be entitled to any award, unless the Compensation Committee determines otherwise. Notwithstanding the foregoing, if (a) a participant’s employment is terminated as a result of, or in anticipation of, a “triggering event” (defined as certain change of control transactions), or (b) a participant’s employment is not terminated, but a triggering event occurs, the participant will be entitled to a payout of his or her account based on the attainment of the performance criteria on the date the triggering event occurs, unless the Compensation Committee determines otherwise when the grant is made.

Performance Criteria

The Compensation Committee may consider a number of performance criteria in setting performance goals under the plan. The performance criteria may include one or more of earnings per share, net income, revenues, return on average assets, return on average equity, total shareholder return or cost control of the Company, a division and/or one or more of its subsidiaries or their divisions. The Compensation Committee retains sole discretion to determine the number of units to be credited to each account (in the case of employees who are awarded units), the dollar amounts to be earned by employees of a subsidiary or division of the Company upon attainment of performance goals tied to the performance of the employing subsidiary or division, the performance criteria for earning units or dollar amounts, the performance period, the performance objectives to be achieved (including defining the above terms and, if it deems appropriate, the exclusion of extraordinary items or any other adjustments which it considers proper), and the measure of whether and to what extent such objectives have been met.

Since 1998, and except as described below, the Compensation Committee has used two equally-weighted performance criteria for unit-based awards: the Company’s total shareholder return in relation to the other members of the KBW 50 Index and cumulative earnings per share. The threshold, target and maximum earnings per share performance objectives are established by applying certain compound annual rates of growth to the earnings per share for the year prior to the start of the performance period.

As described under “Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Compensation—Long-Term Incentive Awards” in this Proxy Statement, after considering several factors relating to the Separation, the Compensation Committee determined to change the weighting of the total shareholder return and cumulative earnings per share criteria for the performance periods ending December 31, 2008 and December 31, 2009 by placing a greater emphasis on the total shareholder return criterion. The weighting for these periods was changed from being equally weighted between the two criteria to being 75% weighted on total shareholder return and 25% weighted on cumulative earnings per share. The Compensation Committee retains discretion to change the performance criteria for future award periods.

A description of the computation of the number of units earned under the LTIP is included under “Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Compensation—Long-Term Incentive Awards” in this Proxy Statement.

The following table provides information on awards granted in December 2007 to the named executive officers, to all current executive officers as a group, to all non-executive directors as a group and to all other key employees as a group under the LTIP. If the shareholders do not approve the LTIP, no further awards will be made under the plan.

New Plan Benefits Table

Name	Number of Shares, Units or Other Rights	Performance or Other Period Until Maturation or Payout(1)
Mark F. Furlong	24,050	3 Years
Gregory A. Smith	6,675	3 Years
Thomas J. O’Neill	6,675	3 Years
Kenneth C. Krei	6,350	3 Years
All Current Executive Officers as a Group (12)	49,125	3 Years
All Non-Executive Directors as a Group	—	—
All Other Key Employees as a Group (49)	93,525	3 Years

(1)	The value of the awards at the end of the three-year performance period will be based on the computation described under “Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Compensation—Long-Term Incentive Awards” in this Proxy Statement.

Vote Required

Approval of the LTIP would require that the number of votes cast in favor of approval exceed the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the LTIP is approved.

The Board of Directors recommends a vote FOR approval of the Amended and Restated 1994 Long-Term Incentive Plan.

PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2008 and is seeking the ratification of their appointment by the shareholders. Deloitte & Touche audited the Company’s financial statements for the fiscal year ended December 31, 2007. Representatives of Deloitte & Touche will be present at the Annual Meeting to make any statement they may desire and to respond to questions from shareholders.

Ratification of the appointment of Deloitte & Touche as the Company’s independent auditors for the fiscal year ending December 31, 2008 requires that the number of votes cast in favor of ratification exceed the number of votes cast against ratification. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the appointment is ratified. If the appointment of Deloitte & Touche is not ratified, the Audit Committee will consider the shareholders’ action in deciding whether to appoint Deloitte & Touche as the Company’s independent auditors for 2009.

The Board of Directors recommends a vote FOR ratification of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2008.

PROPOSAL 4. SHAREHOLDER PROPOSAL: MAJORITY ELECTION OF DIRECTORS

The United Association S&P 500 Index Fund (the “Fund”), a shareholder of the Company that owns approximately 5,227 shares of Common Stock, has notified the Company of its intention to propose a resolution at the Annual Meeting. The Fund’s address is P.O. Box 8635, Boston, Massachusetts, 02266-8635. The resolution and supporting statement provided by the Fund are set forth below. The Company is not responsible for the contents of the Fund’s proposal or supporting statement.

Director Election Majority Vote Standard Proposal

Resolved: That the shareholders of Marshall & Ilsley Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement: In order to provide shareholders a meaningful role in director elections, our Company’s director election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and entire boards. Our Company presently uses a plurality vote standard in all director elections. Under the plurality vote standard, a nominee for the board can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee.

In response to strong shareholder support for a majority vote standard in director elections, an increasing number of companies, including Intel, General Electric, Motorola, Hewlett-Packard, Morgan Stanley, Wal-Mart, Home Depot and Safeway have adopted a majority vote standard in company bylaws or articles of incorporation. Additionally, these companies have adopted bylaws or policies to address post-election issues related to the status of director nominees that fail to win election. Our Company has not established a majority vote standard in Company bylaws, opting only to establish a post-election director resignation governance policy. The Company’s director resignation policy simply addresses post-election issues, establishing a requirement for directors to tender their resignations for board consideration should they receive more “withhold” votes than “for” votes. We believe that these director resignation policies, coupled with the continued use of a plurality vote standard, are a wholly inadequate response to the call for the adoption of a majority vote standard.

We believe the establishment of a meaningful majority vote policy requires the adoption of a majority vote standard in the Company’s governance documents, not the retention of the plurality vote standard. A majority vote standard combined with the Company’s current post-election director resignation policy would provide the board a framework to address the status of a director nominee who fails to be elected. The combination of a majority vote standard with a post-election policy establishes a meaningful right for shareholders to elect directors, while reserving for the board an important post-election role in determining the continued status of an unelected director.

RESPONSE OF THE BOARD OF DIRECTORS

The Board believes that adherence to sound corporate governance policies and practices is important to ensuring that the Company is governed and managed with the highest standards of responsibility, ethics and integrity and in the best interests of its shareholders. After careful consideration, the Board has determined that implementing the majority vote standard advanced in this shareholder proposal would not enhance shareholder value and would not be in the best interests of the Company and its shareholders. Therefore, the Board recommends a vote against this proposal.

The Company’s current director election policies are provided for under its Bylaws and Corporate Governance Guidelines. The Company’s Bylaws provide that directors are elected under a plurality vote standard, meaning nominees who receive the most affirmative votes will be elected to the Board. In addition, the Board has adopted Corporate Governance Guidelines that set forth a director resignation policy. Under this policy, any nominee in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to promptly tender his or her resignation as a director to the Chairman of the Board.

For the reasons discussed below, the Board believes it would not be in the best interests of the Company’s shareholders to change the method by which directors are elected as presented in the shareholder proposal.

The Company Has Already Addressed the Concerns Expressed in the Proposal. In response to significant interest in majority voting for corporate directors in the corporate and legal communities, and growing sentiment of shareholders of various companies that such a standard would increase a board’s accountability, in February 2006 the Board adopted an amendment to its Corporate Governance Guidelines to include a director resignation policy (the “Director Resignation Policy”). The Board believes that this policy serves the interests of the Company’s shareholders by establishing direct and effective consequences for directors who do not receive a majority vote. According to this policy:

•

Any nominee in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to promptly tender his or her resignation as a director to the Chairman of the Board.

•

The Nominating and Corporate Governance Committee, which consists entirely of independent directors, must recommend to the full Board whether to accept or reject the resignation based on all relevant factors.

•	The Board must act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the tender of the director’s resignation.

•

Within four days of the Board reaching its decision, the Company must disclose the Board’s decision, providing a full explanation of the process by which the decision was reached, in a Form 8-K filed with the SEC.

History of Strong Directors Under the Plurality Vote Standard. The Company’s plurality vote standard has resulted in an excellent history of electing strong and independent directors. Moreover, in no instance has the plurality vote standard prevented the Company’s shareholders from either electing the directors they wanted to elect or otherwise expressing their dissatisfaction with any particular director or the Board as a whole. In fact, in the last five years, nominees for election to the Company’s Board have received, on average, the affirmative vote of over 96% of the votes cast with respect to his or her election, and no director has received the affirmative vote of fewer than 82% of votes cast. In addition, the plurality vote standard is the long-standing default standard under the Wisconsin Business Corporation Law and is the predominant method currently in use among U.S. public companies. In fact, the American Bar Association (ABA) Committee on Corporate Laws decided to retain the default system of plurality voting in the ABA’s Model Business Corporation Act after thoroughly evaluating the majority vote standard in 2006.

The Company’s Board and the Nominating and Corporate Governance Committee of the Board have carefully considered the arguments in favor of and against this shareholder proposal. The Board believes that the Company’s current standard and policies continue to promote the best interests of the Company’s shareholders.

Vote Required

Approval of this shareholder proposal would require that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the proposal is approved.

The Board of Directors recommends a vote AGAINST the shareholder proposal to request the Board to amend the Company’s articles of incorporation to provide for majority election of shareholders in uncontested elections.

SUBMISSION OF SHAREHOLDER PROPOSALS

The 2009 Annual Meeting of Shareholders is scheduled for April 28, 2009. In accordance with the Company’s By-Laws, nominations, other than by or at the direction of the Board of Directors, of candidates for election as directors at the 2009 Annual Meeting of Shareholders and any other shareholder proposed business to be brought before the 2009 Annual Meeting of Shareholders must be submitted to the Company no later than January 22, 2009. Shareholder proposed nominations and other shareholder proposed business must be made in accordance with the Company’s By-Laws which provide, among other things, that shareholder proposed nominations must be accompanied by certain information concerning the nominee and the shareholder submitting the nomination, and that shareholder proposed business must be accompanied by certain information concerning the proposal and the shareholder submitting the proposal. To be considered for inclusion in the proxy statement solicited by the Board of Directors, shareholder proposals for consideration at the 2009 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices, 770 North Water Street, Milwaukee, Wisconsin 53202 on or before November 11, 2008. Proposals should be directed to Mr. Randall J. Erickson, Senior Vice President, Chief Administrative Officer and General Counsel. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

PENDING LEGAL PROCEEDINGS

No director or executive officer is an adverse party or has an interest adverse to the Company or any of its subsidiaries in any material pending legal proceeding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership, of stock in the Company. Copies of these reports must also be furnished to the Company. Based solely on a review of these copies, the Company believes that during 2007 all filing requirements were complied with, except that a late report was filed in connection with a transaction by each of Messrs. Kellner and Krei.

OTHER VOTING INFORMATION

Shareholders may vote over the Internet, by telephone or by completing a traditional proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on April 21, 2008. To vote over the Internet or by telephone, please refer to the instructions on the Notice of Internet Availability or, as applicable, the accompanying proxy card.

The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the shareholder.

If your shares are held in “street name” (through a broker, bank or other nominee), you may need to contact your broker, bank, or other nominee to determine how to vote electronically using the Internet or telephonically, or what is required to vote your shares in person at the Annual Meeting.

OTHER MATTERS

Although management is not aware of any other matters that may come before the meeting, if any such matters should be properly presented, the persons named in the accompanying proxy intend to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors,

Gina M. McBride, Vice President and Secretary

Appendix A

CATEGORICAL STANDARDS FOR LENDING, BANKING AND OTHER

BUSINESS RELATIONSHIPS INVOLVING MARSHALL & ILSLEY

CORPORATION DIRECTORS

November 1, 2007

A.	Unless the Board of Directors of the Corporation determines otherwise, a director of the Corporation who otherwise meets the independence standards set forth in Section 303A of the NYSE Corporate Governance Listing Standards (the “NYSE Listing Standards”) will not fail to be deemed “independent” for purposes of the NYSE Listing Standards solely as a result of the following relationships:

1.	Lending and Banking Relationships

Lending relationships, deposit relationships or other banking relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, private banking, investment management, custodial, securities brokerage, cash management and similar services) between the Corporation and its subsidiaries, on the one hand, and the director or a company with which the director is affiliated by reason of being a director, officer or a significant shareholder thereof, on the other, provided that

(a)	such relationships are in the ordinary course of business of the Corporation and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

(b)	with respect to extensions of credit by the Corporation or its subsidiaries to any such person or company, such extensions of credit:

(i)	have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Securities Exchange Act of 1934; and

(ii)	no event of default has occurred and is continuing under the loan.

2.	Other Business Relationships

(a)	Where a director was, more than three years ago, an employee of the Corporation, or where an immediate family member of a director was, more than three years ago, an executive officer of the Corporation;

(b)	where a director, or an immediate family member of such director, has received direct compensation from the Corporation in an amount equal to or less than $100,000, other than any director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), during any 12-month period within the last three years, or in any amount prior to the last three years;

(c)	(i) where a director, or an immediate family member of such director, was but is not currently a partner the Corporation’s internal or external auditing firm; (ii) where a director was but is not currently an employee of such a firm; (iii) where a director has an immediate family member who was but is not currently an employee of such a firm and who participated in the firm’s audit, assurance or tax compliance practice; or (iv) where a director, or an immediate family member of such director, was a partner or employee of such a firm more than three years ago;

(d)	where a director was, more than three ago, employed as an executive officer of another company where any of the Corporation’s present executive officers at the same time served on that company’s compensation committee;

A-1

(e)	where a director is a current employee, or has an immediate family member who is a current executive officer, of a company that has made payments (including payments of interest and other loan fees) to, or received payments from, the Corporation for property or services in an amount which, in any of the Corporation’s last three fiscal years, was equal to or less than the greater of $1 million or 2% of such other company’s consolidated gross revenues, or in any amount prior to the Corporation’s last three fiscal years; and

(f)	where a director is or was an executive officer of any tax exempt organization to which the Corporation made contributions in an amount equal to or less than the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues in any of the Corporation’s last three fiscal years, or in any amount prior to the Corporation’s last three fiscal years.

For purposes of the foregoing, the term “immediate family member” shall have the meaning set forth in the Commentary to Section 303A.02(b).

B.	Unless the Board of Directors of the Corporation determines otherwise, the relationships described in paragraphs A.1 and A.2 hereof will be deemed to be “immaterial” for purposes of Section 303A.02 of the NYSE Listing Standards.

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Appendix B

MARSHALL & ILSLEY CORPORATION

AMENDED AND RESTATED

1994 LONG-TERM INCENTIVE PLAN FOR EXECUTIVES

as of February 21, 2008

1.	PURPOSE OF THE PLAN.

The purpose of the Plan is to promote the best interests of Marshall & Ilsley Corporation and enhance shareholder value by attracting and retaining key executive personnel and providing such employees with an incentive to put forth maximum effort for the continued success and growth of the Company.

2.	DEFINITIONS.

(a) “Account” shall mean the account established and administered for the benefit of a Participant under the Plan if the Participant is awarded Units.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Committee” shall mean the Committee referenced in Paragraph 3 of the Plan.

(d) “Company” shall mean Marshall & Ilsley Corporation, a Wisconsin corporation.

(e) “Disability” shall mean long-term disability as defined in the Company’s long-term disability plan, as the same may be amended from time to time.

(f) “Early Retirement” shall mean termination of employment with the Company, or a Subsidiary, but only if the following requirements are met: (i) the Participant is age 55 or older and the sum of his age plus years of service with the Company or a Subsidiary equals or exceeds 65, (ii) the Participant executes an agreement regarding confidentiality, non-competition, non-solicitation and/or non-disparagement in the form presented to him by the Company, and (iii) the Participant executes a release of employment-related claims after termination of employment in the form presented to him by the Company, and does not revoke said release during the applicable rescission period.

(g) “Employees” shall mean those individuals who are executive officers or senior managers of the Company or its Subsidiaries.

(h) “Market Price” shall mean the closing sale price of a Share on the New York Stock Exchange as reported in the Midwest Edition of the Wall Street Journal, or such other market price as the Committee may determine in conformity with pertinent law and regulations of the Treasury Department.

(i) “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Participant” shall mean an Employee designated by the Committee to be a participant in the Plan.

(k) “Plan” shall mean the Amended and Restated 1994 Long-Term Incentive Plan for Executives of the Company.

(l) “Share” or “Shares” shall mean the $ 1.00 par value common stock of the Company.

(m) “Subsidiary” shall mean any corporation, partnership, limited liability company or other business entity which, directly or indirectly through one or more intermediaries, is controlled by the Company. The term “control” means the power, directly or indirectly, to vote 50% or more of the securities which have ordinary voting power in the election of directors (or individuals filling any analogous positions).

(n) “Triggering Event” shall mean the first to occur of the following:

(i) The acquisition by any individual, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-three percent (33%) or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions of common stock shall not constitute a Triggering Event: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege or by one person or a group of persons acting in concert), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger, statutory share exchange or consolidation which would not be a Triggering Event under paragraph (iii) of this Section 2(m); or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened “election contest” or other actual or threatened “solicitation” (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation, unless, following such reorganization, merger, statutory share exchange or consolidation, (A) more than two-thirds (2/3) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, statutory share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, statutory share exchange or consolidation, (B) no person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, statutory share exchange or consolidation and any person beneficially owning, immediately prior to such reorganization, merger, statutory share exchange or consolidation, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(iv) Consummation of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than two-thirds (2/3) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

(o) “Unit” shall mean a bookkeeping entry used by the Company to record and account for the grant of an award under the Plan denominated in Shares, and the associated dividend equivalents, until such time as the award is paid, cancelled, forfeited or terminated, as the case may be.

3.	ADMINISTRATION OF THE PLAN.

(a) The Plan shall be administered by the Compensation and Human Resources Committee of the Board of Directors of the Company. The Committee shall consist of not less than three members of the Board of Directors of the Company and shall be so constituted as to permit the Plan to comply with Rule 16b-3 under the 1934 Act, as such rule is currently in effect or as hereafter modified or amended, Section 162(m) of the Code, or any successor rule or other statutory or regulatory requirements.

(b) The Committee shall have sole authority in its discretion, but always subject to the express provisions of the Plan, to determine the Employees who will be Participants; the number of Units which will be credited to each Account in the case of Employees who are awarded Units; the dollar amounts to be earned by certain Employees of a Subsidiary or division of the Company upon the attainment of performance goals tied to the performance of the employing Subsidiary or division of the Company; the performance criteria for earning the Units credited to each Account, or dollar amounts in the case of Employees of a Subsidiary or division of the Company; and the period of time to which the performance criteria will be applied. The Committee shall have sole authority in its discretion to interpret the plan; to prescribe, amend and rescind rules and regulations pertaining to the Plan; to determine the terms and provisions of the respective awards to Participants; and to make all other determinations and interpretations deemed necessary or advisable for the administration of the Plan. The Committee’s determination of the foregoing matter shall be conclusive and binding on the Company, all Employees, all Participants and all other persons.

4.	ELIGIBILITY.

Only Employees shall be eligible to be Participants under the Plan. In determining which Employees will be Participants and the amount of the award hereunder, the Committee may take into account the nature of the services rendered by the respective Employees, their present and potential contributions to the success of the Company, its Subsidiaries or divisions, and other such factors as the Committee in its discretion shall deem relevant. In all events, any awards made to the Chairman of the Board, Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Company will be denominated in terms of Units. An Employee who has been granted an award under the Plan may be granted additional awards under the Plan if the Committee shall so determine. The Company shall effect the granting of awards hereunder in such manner as the Committee determines. No award may be granted under the Plan to a member of the Committee. In addition, any payment made to an Employee of a Subsidiary or division that is tied to the performance of that Subsidiary or division and, at the time of the grant was denominated in cash, shall not exceed a maximum of $1,000,000 for each award period.

5.	ESTABLISHMENT OF ACCOUNTS.

The Company shall establish on its books of account a separate Account for each Participant awarded Units, which shall be used for the purpose of determining the compensation to which such Participant from time to time may be entitled hereunder. There shall be recorded in such Participant’s Account the number of Units from time to time credited to the Participant by the Committee or pursuant to Paragraph 8 hereof. In no event will more than 4,000,000 Units, subject to adjustment under Paragraph 10 hereof, be granted under the Plan (including Units credited in lieu of dividends under Paragraph 8 hereof). No more that 800,000 Units will be granted to any one individual (again including Units credited in lieu of dividends and subject to adjustment under Paragraph 10) during the term of the Plan. Accounts shall be maintained solely for accounting purposes, and no assets of the Company shall be segregated or subject to any trust for any Participant’s benefit by reason of the establishment of the Participant’s Account. In addition, no Participant shall acquire any rights as a shareholder of the Company, including the right to vote with respect to any matter before the shareholders of the Company or to receive dividends payable on the common stock, or, except as is specifically provided otherwise herein, any other rights, by reason of the establishment of the Participant’s Account.

6.	PERFORMANCE CRITERIA.

The Committee shall establish performance criteria that will govern whether and to what extent Participants will receive a pay-out of their Accounts, or, in the case of certain Employees of a Subsidiary or a division of the Company, the dollar amount, if any, to be paid to such Participant. The criteria among which the Committee may choose in establishing performance criteria are one or more of earnings per share, net income, revenues, return on average assets, return on average equity, total shareholder return or cost control of the Company, a division and/or one or more of its Subsidiaries or their divisions. The length of the performance period, the performance objectives to be achieved during the performance period (including defining the above terms, and if deemed appropriate, the exclusion of extraordinary items or any other adjustments considered proper), and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee. No payment of awards under this Plan shall be made until the Committee certifies that the performance criteria to which such awards were subject have been met. Even though the performance criteria have been met, the Committee expressly reserves the right to reduce or eliminate entirely any award if it determines it is in the best interests of the Company to do so.

7.	PAYMENT OF AWARDS.

Awards earned under the Plan will be paid in cash within 2-1/2 months of the end of the applicable award period, but in no event will (a) the cash payment to a Participant for any award period exceed 300% of the value of the Units at the end of the award period (including Units credited in lieu of dividends and subject to adjustment under Paragraph 10) and (b) any payment be made prior to Committee approval as set forth in Paragraph 6, above. If all or any portion of a Participant’s award is not deductible by the Company for federal income tax purposes because of limitations contained in Section 162(m) of the Code, the nondeductible portion shall be automatically deferred to the Company’s Executive Deferred Compensation Plan. Notwithstanding anything contained in this Plan to the contrary, if a payment were to be connected with the “separation from service” of a “specified employee” (within the meaning of the regulations promulgated under Section 409A of the Code), no payment to that employee would be made prior to the date that is six months after the separation from service, or, if earlier, the date of death of the employee. The Participant shall receive interest on the delayed payment at a taxable money market rate as determined by the Committee in its sole discretion, or, if such money is held in a Rabbi Trust, the Participant shall receive interest equal to the amount earned on the funds while they were held by the Rabbi Trust.

8.	DIVIDENDS AND DIVIDEND EQUIVALENTS.

At such time as dividends are paid on Shares, an Account of a Participant shall be credited with that number of additional Units equal to the product of (a) the number of Units then in the Account times (b) the amount of the dividend per Share divided by (c) the Market Price of a Share on the date a dividend is paid.

9.	TERMINATION OF EMPLOYMENT.

(a) Any Participant whose employment with the Company, a Subsidiary or division is terminated due to retirement on or after such Participant’s normal retirement date (as defined in the M&I Retirement Program or any successor thereto), Early Retirement or Disability, shall continue as a Participant in the Plan as to awards previously made (and any dividends or dividend equivalents earned in connection therewith), but shall not be entitled to any new awards after the date of retirement, Early Retirement or Disability.

(b) Any Participant whose employment with the Company, a Subsidiary or division is terminated due to death, or any Participant who dies after retirement, as defined in subparagraph (a), above, Early Retirement or Disability, but while he still is a Participant in the Plan, shall continue as a Participant in the Plan as to awards previously made (and any dividends or dividend equivalents earned in connection therewith) until the close of the calendar year in which the Participant dies, unless the Committee decides to provide otherwise at the time an award is made. In such cases, the Committee will determine if and to what extent the performance criteria it established have been met as of the close of the calendar year. Based on this determination, a Participant’s beneficiary, as determined pursuant to Paragraph 12, hereof, shall receive a prorated award within 2-1/2 months after the end of the calendar year based on a fraction, the numerator of which is the number of days from the beginning of the award period to the date of death or disability and the denominator of which is the total number of days in the award period.

(c) If a Participant’s employment is terminated for any reason other than those specified in subparagraphs (a) and (b), above, his participation in the Plan shall immediately cease and he shall not be entitled to any award under the Plan, unless the Committee, in its sole discretion, determines otherwise.

(d) Notwithstanding anything contained in this Plan to the contrary, if (i) a Participant’s employment is terminated as a result of, or in anticipation of, a Triggering Event, or (ii) a Participant’s employment is not terminated, but a Triggering Event occurs, a Participant shall receive an amount equal to the amount he would be entitled to receive at the close of the performance period based on the extent to which the performance criteria set by the Committee have been met as of the date of the Triggering Event, unless the Committee decides to provide otherwise at the time an award is made. Payment of the amount to which the Participant is entitled hereunder shall be made within 30 days after the occurrence of the Triggering Event. Further, if a payment were to be connected with the “separation from service” of a “specified employee” (within the meaning of the regulations promulgated under Section 409A of the Code), no payment to that employee would be made prior to the date that is six months after the separation from service, or, if earlier, the date of death of the employee. The Participant shall receive interest on the delayed payment at a taxable money market rate as determined by the Committee in its sole discretion, or, if such money is held in a Rabbi Trust, the Participant shall receive interest equal to the amount earned on the funds while they were held by the Rabbi Trust.

(e) The Plan does not confer upon any Participant any right with respect to continuation of employment by the Company, a Subsidiary or division, nor shall it interfere in any way with the right of the Company, any Subsidiary or a division to terminate any Participant’s employment at any time.

10.	ADJUSTMENT PROVISIONS.

If the Company shall effect a subdivision or consolidation of Shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction in the number of Shares outstanding, or shall effect a spin-off, split-off, or other distribution of assets to shareholders, without receiving consideration therefor in money, services or property, the number of Units in each Account and the number of Shares available for payment of awards hereunder shall be appropriately adjusted by the Committee.

11.	NONASSIGNABILITY.

No Accounts or any payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any Account or any payment under the Plan shall be void and of no legal effect.

12.	BENEFICIARY DESIGNATION.

If a Participant dies prior to the distribution to him of all amounts payable to him under the Plan, the amounts otherwise distributable to the Participant if living, shall be distributed to his designated beneficiary or beneficiaries. All beneficiary designations shall be made in the form prescribed by the Committee from time to time and shall be delivered to the Secretary of the Company. If there is no effective beneficiary designation on file at the time of the Participant’s death, distribution of amounts otherwise payable to the deceased Participant under the Plan shall be made to his Estate. If the beneficiary designated by the Participant shall survive the Participant but die before receiving all distributions hereunder, all amounts otherwise payable to the deceased beneficiary shall be paid to such deceased beneficiary’s Estate unless the Participant’s beneficiary designation provides otherwise. The Company shall have no responsibility with respect to the validity of any beneficiary designation made by a Participant and shall be fully protected if it acts thereon in good faith.

13.	TAXES.

The Company shall be entitled to pay or withhold the amount of any tax which it believes is required as a result of the payment of any amounts under the Plan, and the Company may defer making payments hereunder until arrangements satisfactory to it have been made with respect to any such withholding obligations. The Company shall have the right to rely on a written opinion of legal counsel, which may be independent legal counsel or legal counsel regularly employed by the Company, if any question should arise as to the payment or withholding of taxes.

14.	EFFECTIVENESS OF THE PLAN.

The Plan became effective upon approval by the Company’s Executive Compensation Committee and Board of Directors on March 30, 1994, subject to ratification of the Plan by the vote of the holders of a majority of the Shares present or represented and entitled to vote at an annual or special meeting of the Company duly called and held which vote was received on August 23, 1994. An initial set of amendments hereto were approved by the Board of Directors on February 12, 1998, subject to approval at the April 28, 1998 Annual Meeting of shareholders, which approval was obtained. An additional set of amendments hereto were approved by the Board of Directors on February 20, 2003, subject to approval at the April 22, 2003 Annual Meeting of shareholders, which approval was obtained. The Plan was subsequently amended and restated on December 15, 2005. The Plan was most recently amended and restated, effective February 21, 2008, which amendment and restatement was approved by the Committee on January 23, 2008 and by the Board of Directors on February 21, 2008, subject to approval by the Company’s shareholders at their annual meeting on April 22, 2008. If shareholder approval is not obtained, no further grants of awards may be made under the Plan. All amendments hereto that were made to comply with the requirements of Section 409A of the Code and the guidance issued pursuant thereto shall be deemed effective as of January 1, 2005, the effective date of Section 409A of the Code.

15.	TERMINATION AND AMENDMENT.

The Plan may be terminated, modified or amended by the Company’s Board of Directors, provided, however, that any modification or amendment which would, under applicable law or other regulatory provisions require shareholder approval and any amendment to increase the number of Units available for grant under the Plan or to an individual Participant shall be subject to shareholder approval and provided, further, that no termination, modification or amendment of the Plan may, without the consent of a Participant, adversely affect the rights of such Participant in any outstanding award, other than a termination because the requisite shareholder approval is not obtained. In such event, any awards made subject to the consent of the shareholders shall be void and of no further effect.

16.	GOVERNING LAW.

The Plan shall be construed, administered and governed in all respects under and by the applicable laws of the State of Wisconsin, without regard to its conflicts of law provisions.

Marshall & Ilsley Corporation

As a shareholder of Marshall & Ilsley Corporation, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on April 21, 2008.

View Proxy Materials and Vote Your	OR	Vote Your Proxy by Phone:	OR	Vote Your Proxy by mail:
Proxy on the Internet:		Call 1 (866) 894-0537.
Go to www.cstproxy.com/micorp/2008 Have your proxy card available when you access the above website. Follow the prompts to vote your shares.		Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.		Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE
VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY							Please mark your votes like this	☒
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3 AND “AGAINST” PROPOSAL 4. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
1.	ELECTION OF DIRECTORS: (To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)		FOR ☐	WITHHOLD AUTHORITY ☐	3.	PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO AUDIT THE FINANCIAL STATEMENTS OF MARSHALL & ILSLEY CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008	FOR ☐	AGAINST ☐	ABSTAIN ☐

01. Andrew N. Baur, 02. Jon F. Chait, 03. John W. Daniels, Jr.,

04. Dennis J. Kuester, 05. David J. Lubar, 06. John A. Mellowes,

07. Robert J. O’Toole, 08. San W. Orr, Jr., 09. John S. Shiely,

10. Debra S. Waller, 11. George E. Wardeberg

2.	PROPOSAL TO APPROVE THE MARSHALL & ILSLEY CORPORATION AMENDED AND RESTATED 1994 LONG- TERM INCENTIVE PLAN	FOR ☐	AGAINST ☐	ABSTAIN ☐	4.

SHAREHOLDER PROPOSAL TO REQUEST MARSHALL & ILSLEY CORPORATION’S BOARD OF DIRECTORS TO INITIATE A PROCESS TO AMEND MARSHALL & ILSLEY CORPORATION’S ARTICLES OF INCORPORATION TO PROVIDE FOR MAJORITY ELECTION OF DIRECTORS IN NON-CONTESTED ELECTIONS

							FOR ☐	AGAINST ☐	ABSTAIN ☐

					5.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature	Signature	Date	, 2008.
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Marshall & Ilsley Corporation

2008 Annual Meeting of Shareholders

Tuesday, April 22, 2008

10:00 a.m., local time

Pabst Theater

144 East Wells Street

Milwaukee, Wisconsin 53202

Enjoy the convenience of Electronic Delivery!

M&I’s shareholders have the option of receiving shareholder communications, such as the Annual Report to Shareholders and Proxy Statement, electronically via the Internet instead of by mail. Electronic delivery of shareholder materials not only saves on printing and mailing costs, but also provides convenient online access to M&I’s shareholder materials. For more information, or to sign up for electronic distribution of shareholder materials, go to www.micorp.com and click Shareholder Information.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MARSHALL & ILSLEY CORPORATION

The undersigned appoints Mark F. Furlong and Randall J. Erickson, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Marshall & Ilsley Corporation held of record by the undersigned at the close of business on February 26, 2008 at the 2008 Annual Meeting of Shareholders of Marshall & Ilsley Corporation to be held on April 22, 2008 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)